Exhibit 10.1

INVESTMENT AGREEMENT

dated as of March 29, 2020

by and among

EVO Payments, Inc.,

Madison Dearborn Capital Partners VI-A, L.P.,

Madison Dearborn Capital Partners VI Executive-A, L.P.

and

Madison Dearborn Capital Partners VI-C, L.P.

i

LIST OF EXHIBITS

Exhibit A:	Form of Certificate of Designations
Exhibit B:	Form of Support Agreement
Exhibit C:	Form of Amended and Restated Director Nomination Agreement

ii

This INVESTMENT AGREEMENT, dated as of March 29, 2020 (this “Agreement”), by and among EVO Payments, Inc., a Delaware corporation (the “Company”), and Madison Dearborn Capital Partners VI-A, L.P., a Delaware limited partnership, Madison Dearborn Capital Partners VI Executive-A, L.P., a Delaware limited partnership, and Madison Dearborn Capital Partners VI-C, L.P. (each, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used herein are defined in Section 5.17 or as otherwise defined elsewhere in this Agreement, unless the context clearly indicates otherwise.

RECITALS:

WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, an aggregate of 152,250 shares of the Company’s convertible preferred stock, par value $0.0001 per share, designated as “Series A Convertible Preferred Stock” (the “Preferred Stock”), having the terms set forth in the Certificate of Designations in substantially the form attached hereto as Exhibit A (the “Certificate of Designations”), subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

Article I

PURCHASE; CLOSING

1.1              Purchase; Use of Proceeds. On the terms and subject to the conditions herein, on the Closing Date, the Company agrees to sell and issue to each Purchaser, and each Purchaser agrees to purchase from the Company that number of shares of Preferred Stock (the “Shares”) set forth opposite such Purchaser’s name on Schedule I hereto, free and clear of any Liens (other than Liens incurred by such Purchaser or restrictions arising under applicable securities Laws), at a purchase price of $985.221685 per Share (the “Per Share Price”). The aggregate purchase price for the Shares shall be equal to $150,000,000.04 (the number of Shares multiplied by the Per Share Price) (the “Purchase Price”) and the Shares shall have an aggregate Liquidation Preference (as defined in the Certificate of Designations) of $152,250,000.00. The Company will use the proceeds for (a) the repayment of a portion of the revolving credit facility or term loan outstanding as of the Closing under the Credit Agreement, (b) payment of fees and expenses incurred in connection with the transactions contemplated by this Agreement and (c) other general corporate purposes.

1.2              Closing.

(a)               The closing of the purchase by the Purchasers of the Shares pursuant to this Agreement (the “Closing”) shall be held at the offices of Latham & Watkins LLP, 330 N. Wabash Avenue, Chicago, Illinois, 60611 at 10:00 a.m. Chicago, Illinois time, on the first business day following the satisfaction or waiver of the conditions set forth in Section 1.3 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction); provided, that unless agreed to in writing by the Purchasers and the Company, in no event shall the Closing occur on or prior to April 20, 2020 (the date on which the Closing actually occurs, the “Closing Date”).

(b)               Subject to the satisfaction or waiver on or prior to the Closing Date of the applicable conditions to the Closing in Section 1.3, at the Closing:

(1)               the Company will deliver, or cause to be delivered, to each Purchaser (i) evidence reasonably satisfactory to such Purchaser of the issuance of the Shares in the name of such Purchaser by book entry on the stock ledger of the Company (or, if Shares are to be represented in certificated form, a certificate representing the Shares), (ii) the executed Amended and Restated Director Nomination Agreement, in the form attached hereto as Exhibit C (the “A&R Nomination Agreement”) and (iii) all other documents, instruments and writings required to be delivered by the Company to such Purchaser pursuant to this Agreement; and

(2)               each Purchaser (severally and not jointly) will deliver or cause to be delivered (i) to a bank account designated by the Company in writing at least two (2) business days prior to the Closing Date, the portion of the Purchase Price set forth opposite such Purchaser’s name on Schedule I hereto by wire transfer of immediately available funds, (ii) the executed A&R Nomination Agreement and (iii) all other documents, instruments and writings required to be delivered by such Purchaser to the Company pursuant to this Agreement.

(c)               All deliveries at the Closing will be deemed to occur simultaneously.

1.3              Closing Conditions.

(a)               The obligation of each Purchaser, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the satisfaction or written waiver by such Purchaser and the Company as of the Closing of the following condition: no temporary restraining order, preliminary or permanent injunction or other judgment or order shall have been issued by any Governmental Entity, and no Law shall be in effect restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; provided, however, that the party claiming such failure of condition shall have used its reasonable best efforts to prevent the entry of any such injunction or order and to appeal as promptly as possible any injunction or other order that may be entered.

(b)               The obligation of each Purchaser to effect the Closing is also subject to the satisfaction or written waiver by such Purchaser as of the Closing of the following conditions:

(1)               (i) the representations and warranties of the Company set forth in Section 2.1 hereof (other than Sections 2.1(a)(1), 2.1(b), 2.1(c)(1), 2.1(d), 2.1(e), 2.1(g)) shall be true and correct (disregarding all qualifications or limitations as to materiality or Company Material Adverse Effect) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not and would not be reasonably expected to have a Company Material Adverse Effect and (ii) the representations and warranties of the Company set forth in Sections 2.1(a)(1), 2.1(b), 2.1(c)(1), 2.1(d), 2.1(e) and 2.1(g) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date;

2

(2)               the Company shall have performed and complied with in all material respects all obligations required to be performed and complied with by it pursuant to this Agreement at or prior to the Closing;

(3)               such Purchaser shall have received a certificate signed on behalf of the Company by a duly authorized Person certifying to the effect that the conditions set forth in Sections 1.3(b)(1) and (2) have been satisfied;

(4)               the Company shall have delivered executed support agreements substantially in the form attached hereto as Exhibit B (the “Support Agreements”) with respect to at least 22% of the voting power of the Company’s outstanding capital stock;

(5)               the Company shall have taken all actions pursuant to that certain Second Amended and Restated Limited Liability Company Agreement of EVO InvestCo, LLC, dated as of May 22, 2018 (as amended from time to time, the “InvestCo LLC Agreement”) and received all consents and documentation (including any amendment to the InvestCo LLC Agreement) as required to comply with Sections 3.02 and 3.04 of the InvestCo LLC Agreement in a manner reasonably satisfactory to such Purchaser;

(6)               the Company shall have filed the Certificate of Designations with the Secretary of State of the state of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing;

(7)               the Company and the requisite stockholders of the Company party to that certain Registration Rights Agreement, dated as of May 22, 2018 (as amended from time to time, the “Registration Rights Agreement”) shall have executed and delivered an amendment to the Registration Rights Agreement in a form reasonably satisfactory to the Purchasers to permit each Purchaser to join the Registration Rights Agreement as a “Stockholder” and as “MDP” thereunder; and

(8)               the shares of Class A Common Stock issuable upon conversion of the Shares shall have been approved for listing on the Nasdaq Global Market (“Nasdaq”), subject to official notice of issuance.

(c)               The obligation of the Company to effect the Closing is also subject to the satisfaction or written waiver by the Company as of the Closing of the following conditions:

(1)               (i) the representations and warranties of each Purchaser set forth in Section 2.2 hereof (other than Sections 2.2(a), 2.2(b)(1) and 2.2(c)) shall be true and correct (disregarding all qualifications or limitations as to materiality) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, have not prevented or materially delayed or would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement and (ii) the representations and warranties of each Purchaser set forth in Sections 2.2(a), 2.2(b)(1) and 2.2(c) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date;

3

(2)               each Purchaser shall have performed and complied with in all material respects all obligations required to be performed and complied with by it pursuant to this Agreement at or prior to the Closing;

(3)               the Company shall have received a certificate signed on behalf of each Purchaser by a duly authorized Person certifying to the effect that the conditions set forth in Sections 1.3(c)(1) and (2) have been satisfied; and

(4)               Each Purchaser shall have delivered to the Company a duly executed, valid, accurate and properly completed Internal Revenue Service Form W-9 certifying that the Purchaser is a U.S. person and that such Purchaser is not subject to backup withholding.

Article II

REPRESENTATIONS AND WARRANTIES

2.1              Representations and Warranties of the Company. Except as set forth (x) in SEC Documents filed or furnished prior to the date of this Agreement (including any exhibits thereto and excluding any disclosures set forth in any risk factor section or any “forward looking statements” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or (y) in a correspondingly identified schedule attached hereto (provided that any such disclosure shall be deemed to be disclosed with respect to each other representation and warranty to which the relevance of such exception is reasonably apparent on the face of such disclosure), the Company represents and warrants to each Purchaser, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date), that:

(a)               Organization and Authority.

(1)               The Company (i) is a corporation duly organized and validly existing under the laws of the state of Delaware, (ii) has all requisite corporate power and authority to own its properties and conduct its business as presently conducted and (iii) is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except, in the case of this clause (iii), where failure to be so qualified or in good standing, individually or in the aggregate, has not and would not reasonably be expected to have a Company Material Adverse Effect. True and accurate copies of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company (as amended or modified from time to time prior to the date hereof, the “Certificate of Incorporation”) or amended and restated bylaws of the Company (as amended or modified from time to time prior to the date hereof, the “Bylaws”), each as in effect, have been made available to the Purchasers prior to the date hereof.

4

(2)               Each of the Company’s Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the “SEC”)) (i) is duly organized and validly existing under the Laws of its jurisdiction of organization, (ii) has all requisite corporate or other applicable entity power and authority to own its properties and conduct its business as presently conducted and (iii) is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except, in the case of this clause (iii), where failure to be so qualified or in good standing, individually or in the aggregate, has not and would not reasonably be expected to have a Company Material Adverse Effect.

(b)               Capitalization.

(1)               The authorized capital stock of the Company consists of 200,000,000 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), 40,000,000 shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), 4,000,000 shares of Class C Common Stock, par value $0.0001 per share (the “Class C Common Stock”), 32,000,000 shares of Class D Common Stock, par value $0.0001 per share (the “Class D Common Stock” and, together with the Class A Common Stock, Class B Common Stock and Class C Common Stock, the “Common Stock”) and 10,000,000 shares of Preferred Stock. As of the close of business on March 27, 2020, (i) 41,356,067 shares of Class A Common Stock were issued and outstanding, of which 4,791 were restricted stock awards subject to forfeiture restrictions, (ii) 34,163,538 shares of Class B Common Stock were issued and outstanding, (iii) 2,317,955 shares of Class C Common Stock were issued and outstanding, (iv) 4,339,978 shares of Class D Common Stock were issued and outstanding, (v) no shares of Common Stock were held in the treasury of the Company or by a Company Subsidiary, (vi) 1,426,318 shares of Class A Common Stock were reserved for issuance under a Plan, (vii) 4,801,595 shares of Class A Common Stock were subject to outstanding options to purchase Common Stock (the “Company Options”), (viii) 1,237,486 shares of Class A Common Stock were available for issuance upon the vesting of the Company’s outstanding restricted stock unit awards (the “Company RSUs”), and (ix) and none of the shares of Preferred Stock were issued and outstanding. Since March 27, 2020, no other shares of Common Stock or Preferred Stock have been issued other than shares of Class A Common Stock issued in respect of the exercise of Company Options or settlement of Company RSUs in the ordinary course of business.

(2)               All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as set forth in Section 2.1(b)(1), the Company has not issued any securities or right to purchase securities of the Company (including any options, warrants or other rights, agreements, arrangements or commitments of any character or any securities convertible into or exchangeable for any capital stock or other Equity Interests of the Company). Except as provided in the Transaction Documents, there are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the sale, issuance, repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right, with respect to any shares of capital stock of, or other Equity Interests in, the Company or any of the Company Subsidiaries. The Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect.

5

(3)               Each outstanding share of capital stock of or other Equity Interest in each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by the Company or one or more of its wholly-owned Subsidiaries free and clear of all Liens, except, in each case, where such failure, individually or in the aggregate, has not and would not reasonably be expected to have a Company Material Adverse Effect. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for, securities having the right to vote) on any matters on which the shareholders of the Company may vote are issued.

(c)               Authorization.

(1)               The Company has the corporate power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of the Company (the “Board of Directors”), including by unanimous approval of an independent special committee of the Board of Directors established in connection with the transactions contemplated by this Agreement. This Agreement has been, and (as of the Closing) the other Transaction Documents will be, duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by each Purchaser, this Agreement is, and (as of the Closing) each of the other Transaction Documents will be, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement or the other Transaction Documents, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby.

(2)               Neither the execution and delivery by the Company of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof (including the rights of the Shares to convert into shares of Class A Common Stock), will (i) require notice, consent or approval pursuant to, violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (A) the Certificate of Incorporation or the Bylaws or the certificate of incorporation, charter, bylaws or other governing instrument of any Company Subsidiary or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (ii) violate any law, statute, ordinance, rule, regulation, permit, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets, except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

6

(3)               Other than (i) the securities or blue sky laws of the various states of the United States, (ii) the filing of one or more Forms 8-K and (iii) the listing on the Nasdaq of the shares of Class A Common Stock issuable upon the conversion of the Shares, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of any Governmental Entity or stock exchange, nor expiration or termination of any statutory waiting period, is necessary for the execution or delivery by the Company of this Agreement or the other Transaction Documents or the consummation by the Company of the transactions contemplated by this Agreement or the other Transaction Documents, except, in the case of any such matters arising in respect of a non-United States Governmental Entity or Law, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d)               Sale of Securities. Assuming the accuracy of the Purchasers’ representations in Section 2.2, the offer and sale of the Shares is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated thereunder.

(e)               Status of Securities. The Shares to be issued pursuant to this Agreement and the shares of Class A Common Stock to be issued upon conversion of the Shares have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor as provided in this Agreement or the Certificate of Designations, the Shares will be validly issued, fully paid and nonassessable, will not be subject to preemptive rights of any other shareholder of the Company, and will effectively vest in the Purchasers good title to all such securities, free and clear of all Liens, except restrictions imposed by the Securities Act and any applicable state, foreign or other securities Laws. Upon any conversion of any Shares into shares of Class A Common Stock pursuant to the terms of the Certificate of Designations, such shares of Class A Common Stock issued upon such conversion will be validly issued, fully paid and nonassessable, and will not be subject to preemptive rights of any other shareholder of the Company, and will effectively vest in the Purchasers good title to all such securities, free and clear of all Liens, except restrictions imposed by the Securities Act and any applicable state, foreign or other securities Laws. The shares of Class A Common Stock to be issued upon any conversion of the Shares have been duly reserved for such issuance.

7

(f)                SEC Documents; Financial Statements.

(1)               The Company has filed, on a timely basis, all required reports, proxy statements, forms, and other documents with the SEC since April 1, 2018 (collectively, the “SEC Documents”). Each of the SEC Documents, as of its respective filing date complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and, except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document filed and publicly available prior to the date of this Agreement, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(2)               The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to the Company, including its consolidated Subsidiaries, is made known to the individuals responsible for the preparation of the Company’s filings with the SEC and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the Board of Director’s audit committee (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, to the Knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

(3)               There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Documents and is not so disclosed.

(4)               The financial statements of the Company and its consolidated Subsidiaries included in the SEC Documents (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, in each case as of the date such SEC Document was filed, and (ii) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows of the Company and its consolidated Subsidiaries for the periods then ended (subject, in the case of unaudited quarterly statements, to the absence of footnote disclosures and normal year-end audit adjustments).

8

(g)               Brokers and Finders. Except for J.P. Morgan Securities LLC pursuant to that certain engagement letter dated March 29, 2020, the fees and expenses of which will be paid by the Company on behalf of the independent special committee of the Board of Directors, neither the Company nor its Subsidiaries or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby.

(h)               Litigation. There is no action, suit, proceeding or investigation pending or, to the Knowledge of the Company, threatened (including “cease and desist” letters or invitations to take patent license) against, nor any outstanding judgment, order, writ or decree against, the Company or any of its Subsidiaries or any of their respective assets before or by any Governmental Entity, which individually or in the aggregate has had, or, would reasonably be expected to have (including for this purpose, assuming an adverse determination of any such matter), a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree of any Governmental Entity.

(i)                 Indebtedness. Neither the Company nor any of its Subsidiaries is, immediately prior to the execution and delivery of this Agreement, in default in the payment of any material indebtedness or in default under any agreement relating to its material indebtedness.

(j)                 Listing and Maintenance Requirements. The Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to, have the effect of, terminating the registration of the Class A Common Stock under the Exchange Act nor has the Company received as of the date of this Agreement any notification that the SEC is contemplating terminating such registration.

(k)               No Additional Representations. Except for the representations and warranties made by the Company in this Section 2.1, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Purchasers, or any of their respective Affiliates or representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or (ii) any oral or written information presented to the Purchasers or any of their respective Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Purchasers and their respective Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement or in any certificate delivered pursuant hereto, nor will anything in this Agreement operate to limit any claim by any Purchaser or any of its respective Affiliates for actual and intentional fraud.

9

2.2              Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date), severally and not jointly, that:

(a)               Organization and Authority. The Purchaser (i) is duly organized, validly existing and in good standing under the laws of the state of Delaware, (ii) has all requisite limited partnership power and authority to own its properties and assets and conduct its business as presently conducted and (iii) is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except, in the case of this clause (iii), where failure to be so qualified has not and would not reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(b)               Authorization.

(1)               The Purchaser has the limited partnership power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Purchaser and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser, and no further approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is required. This Agreement has been, and (as of the Closing) the other Transaction Documents will be, duly and validly executed and delivered by the Purchaser and assuming due authorization, execution and delivery by the Company, this Agreement is, and (as of the Closing) each of the other Transaction Documents will be, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other organizational proceedings are necessary for the execution and delivery by the Purchaser of this Agreement or the other Transaction Documents, the performance by it of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby.

(2)               Neither the execution, delivery and performance by the Purchaser of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Purchaser with any of the provisions hereof or thereof, will (i) require notice, consent or approval pursuant to, violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of (A) its organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser is a party or by which it may be bound, or to which the Purchaser or any of the properties or assets of the Purchaser may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Purchaser or any of their respective properties or assets except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or have a material adverse effect on the Purchaser’s ability to fully perform its respective covenants and obligations under this Agreement.

10

(3)               Other than (i) the securities or blue sky Laws of the various states and (ii) filings pursuant to Section 13 and Section 16 of the Exchange Act, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the execution, delivery and performance by the Purchaser of this Agreement or the other Transaction Documents or the consummation by the Purchaser of the transactions contemplated by this Agreement or the other Transaction Documents.

(c)               Financial Capability. At the Closing, the Purchaser will have access to available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement. The Purchaser is not aware of any reason why the funds sufficient to fulfill its obligations under Article I (including paying the Purchase Price) will not be available on the Closing Date.

(d)               Brokers and Finders. Neither the Purchaser nor its Affiliates or any of their respective officers, directors, employees or agents has employed any broker or finder for which the Company will incur any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees in connection with this Agreement or the transactions contemplated hereby.

11

(e)               Purchase for Investment. The Purchaser is an accredited investor (as defined in Rule 501 of the Securities Act) and acknowledges that the Shares have not been registered under the Securities Act or under any state securities Laws. The Purchaser (i) acknowledges that it is acquiring the Shares and the shares of Class A Common Stock issuable upon the conversion of the Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Shares or the shares of Class A Common Stock issuable upon the conversion of the Shares to any person in violation of applicable securities Laws, (ii) will not sell, transfer, or otherwise dispose of any of the Shares or shares of Class A Common Stock issuable upon the conversion of the Shares, except in compliance with this Agreement, the Certificate of Incorporation, the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares and the shares of Class A Common Stock issuable upon the conversion of the Shares and of making an informed investment decision, and (iv) without prejudice to any claim of Purchaser hereunder for breach of the Company’s representations and warranties or for actual and intentional fraud, (A) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Shares and the shares of Class A Common Stock issuable upon the conversion of the Shares, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (C) can bear the economic risk of (1) an investment in the Shares and the shares of Class A Common Stock issuable upon the conversion of the Shares indefinitely and (2) a total loss in respect of such investment. The Purchaser has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to, its investment in the Shares and the shares of Class A Common Stock issuable upon the conversion of the Shares and to protect its own interest in connection with such investment.

(f)                No Additional Representations. Each of Purchaser and its Affiliates acknowledges and agrees that, except for the representations and warranties contained in Section 2.1, neither the Company nor any other Person, makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person, makes or has made any representation or warranty to the Purchaser, or any of its Affiliates or representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company, its Subsidiaries or their respective business, or (ii) except for the representations and warranties made by the Company in Section 2.1, any information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. To the fullest extent permitted by applicable law, except with respect to the representations and warranties contained in Section 2.1, neither the Company nor any of its Subsidiaries shall have any liability to Purchaser or its Affiliates or representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any other representation or warranty, either express or implied, included in any information or statements (or any omissions therefrom) provided or made available by the Company or its Subsidiaries to Purchaser or its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing in this Section 2.2(f) shall limit, preclude or prohibit any claim of actual and intentional fraud.

12

Article III

COVENANTS

3.1              Filings; Other Actions.

(a)               As set forth in the Certificate of Designations, the Shares shall be initially issued to the Purchasers without voting rights in the election of directors of the Company. After issuance and following the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Shares shall gain the right to vote as Class A Common Stock of the Company, pursuant to, and in accordance with, the terms of the Certificate of Designations (the “Purchaser Election”). The Purchasers and the Company shall use all reasonable best efforts to obtain or submit, as the case may be, as promptly as practicable following the date hereof, the approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the HSR Act and other applicable antitrust Laws in connection with the Purchaser Election (the “Anti-Trust Approval”). Without limiting the foregoing, the Purchasers and the Company shall each prepare and file within five (5) business days after the date hereof a Notification and Report Form pursuant to the HSR Act in connection with the transactions contemplated by this Agreement. In connection with such undertakings, each of the Purchasers, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, necessary or advisable to consummate the transactions contemplated by this Agreement, including obtaining the Anti-Trust Approval. Each of the Purchasers and the Company shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters.

(b)               The Purchasers and the Company will have the right to review in advance, and to the extent practicable, each will consult with the other, in each case, subject to applicable Laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement, including obtaining the Anti-Trust Approval. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 3.1. Each Purchaser shall promptly furnish the Company, and the Company shall promptly furnish each Purchaser, to the extent permitted by Law, with copies of written communications received by it or its Subsidiaries from any Governmental Entity in respect of the transactions contemplated by this Agreement, including obtaining the Anti-Trust Approval. Neither the Purchasers nor the Company shall participate in any substantive meeting with any Governmental Entity in respect of the transactions contemplated by this Agreement, including obtaining the Anti-Trust Approval unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate therein or thereat.

13

3.2              Reasonable Best Efforts to Close. During the Pre-Closing Period, each of the Company and each Purchaser will use reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under applicable Laws so as to permit consummation of the transactions contemplated hereby as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate reasonably with the other party hereto to that end.

3.3              Authorized Class A Common Stock. At any time that any Shares are outstanding, the Company shall from time to time take all lawful action within its control to cause the authorized share capital of the Company to include a number of authorized but unissued shares of Class A Common Stock equal to the number of shares of Class A Common Stock issuable upon the conversion of all Shares then issued and outstanding. All shares of Class A Common Stock delivered upon conversion of the Shares shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and free and clear of any Liens (other than Liens created by a Purchaser or restrictions on Transfer arising under applicable securities Laws ).

3.4              Certain Adjustments. During the Pre-Closing Period, the Company shall not affect any transaction that would have resulted in an adjustment to the Conversion Rate (as defined in the Certificate of Designations) pursuant to Section 10 of the Certificate of Designations if the Shares had been issued since the date hereof.

3.5              Nasdaq Listing of Shares. To the extent it has not already done so, the Company shall promptly apply to cause the shares of Class A Common Stock issuable upon the conversion of the Shares to be approved for listing on the Nasdaq, subject to official notice of issuance.

3.6              State Securities Laws. During the Pre-Closing Period, the Company shall use its reasonable best efforts to (a) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer and sale of Shares and the shares of Class A Common Stock issuable upon the conversion of the Shares and (b) cause such authorization, approval, permit or qualification to be effective as of the Closing and, as to the shares of Class A Common Stock issuable upon conversion of the Shares, as of any such conversion.

3.7              Negative Covenants. During the Pre-Closing Period, the Company and its Subsidiaries shall operate their businesses in the ordinary course consistent with past practice, and, without the prior written consent of each Purchaser, shall not:

(a)               declare, or make payment in respect of, any dividend or other distribution upon any shares of the Company;

(b)               redeem, repurchase or acquire any shares of the Company or any of its Subsidiaries, other than repurchases of shares (i) approved by the Board of Directors and publicly announced prior to the date hereof, (ii) made in an “open market” transaction at the then-prevailing price or through an “accelerated share repurchase” on customary terms or (iii) from employees, officers or directors of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice pursuant to any of the Company’s agreements or plans in effect as of the date hereof;

14

(c)               authorize, issue or reclassify any capital stock, or securities exercisable for, exchangeable for or convertible into shares, of the Company or any Company Subsidiary other than (i) the authorization and issuance of the Shares and (ii) issuances pursuant to any of the Company’s agreements or plans in effect as of the date hereof of shares, or securities exercisable for, exchangeable for or convertible into shares, of the Company to (A) officers or directors of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice or (B) non-officer employees of the Company or any of its Subsidiaries;

(d)               amend or otherwise change, or waive any provision of, the Certificate of Incorporation (as modified by the Certificate of Designations) or the Bylaws or any organizational document of any Company Subsidiary, including as a result of a merger, amalgamation, consolidation or other similar or extraordinary transaction;

(e)               sell, assign, transfer, convey, lease or otherwise dispose of any material assets or properties of the Company or any of its Subsidiaries, except pursuant to existing agreements or for sales of products in the ordinary course of business consistent with past practice;

(f)                make any material loans or material advances of money to any Person (other than the Company and its Subsidiaries), except for (i) loans made pursuant to any Plan, (ii) advances to employees or officers of the Company or any of its Subsidiaries for expenses incurred in the ordinary course of business consistent with past practice or (iii) trade credit extended to customers, franchisees and other business counterparties in the ordinary course of business consistent with past practice; or

(g)               authorize or enter into a contract or otherwise make any commitment to do any of the foregoing.

3.8              Information Rights. For so long as a Purchaser or its Affiliates hold any Shares, the Company shall provide such Purchaser with:

(a)               quarterly financial statements as soon as reasonably practicable after they become available but no later than the later of (i) forty-five days after the end of each of the first three quarters of each fiscal year of the Company and (ii) the applicable filing deadlines under SEC rules; provided that this requirement shall be deemed to have been satisfied if, on or prior to such date, the Company files its quarterly report on Form 10-Q for the applicable fiscal quarter with the SEC; and

(b)               audited (by a nationally recognized accounting firm) annual financial statements as soon as reasonably practicable after they become available but no later than the later of (i) ninety (90) days after the end of each fiscal year of the Company and (ii) the applicable filing deadline under SEC rules; provided that this requirement shall be deemed to have been satisfied if, on or prior to such date, the Company files its annual report on Form 10-K for the applicable fiscal year with the SEC, in each case, prepared in accordance with GAAP as in effect from time to time, which such financial statements shall include the consolidated balance sheets of the Company and its Subsidiaries and the related consolidated statements of operations, income, changes in shareholders’ equity and cash flows.

15

Article IV

ADDITIONAL AGREEMENTS

4.1              Transfer Restrictions.

(a)               Until the earlier of (x) thirty-six (36) months following the Closing, and (y) the occurrence of a transaction resulting in a Change of Control (as defined in the Certificate of Designations), the Purchasers shall not Transfer any Share or any share of Class A Common Stock issued upon conversion of any Share except as otherwise permitted pursuant to the terms and conditions of this Agreement, including Section 4.1(b).

(b)               Notwithstanding anything to the contrary in Section 4.1(a), the Purchasers shall be permitted to Transfer all or any portion of its Shares, or shares of Class A Common Stock issued upon conversion of any Shares at any time under the following circumstances:

(1)               Transfers to any Permitted Transferee, but only if such Permitted Transferee agrees in writing for the benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of this Section 4.1 with respect to the Shares of shares of Class A Common Stock issuable upon conversion thereof;

(2)               Transfers pursuant to an amalgamation, merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction entered into by the Company or any transaction resulting in a Change of Control; or

(3)               Transfers that have been approved in writing by the Board of Directors prior to such Transfer.

(c)               Notwithstanding anything to the contrary in this Agreement or otherwise, “Transfer” shall not include, and this Section 4.1 shall not prohibit, any Lien on any Share or of any share of Class A Common Stock issued upon conversion thereof, or any exercise of remedies with respect to any of the foregoing, pursuant to (i) one or more credit facilities of a Purchaser or any of its Affiliates, so long as (A) such Purchaser shall provide prompt written notice to the Company if any event of default pursuant to any such credit facility occurs which results in any lender thereunder becoming entitled (with the provision of notice, lapse of time, or both) to foreclose on such collateral, (B) any such credit facility provides that the Company will be entitled to redeem any Share or share of Class A Common Stock issued upon conversion thereof, within twenty (20) business days following notice to the Company of such foreclosure, for the redemption price set forth in the Certificate of Designations, and (C) any such credit facility provides that any lender thereunder will not be entitled to exercise any right pursuant to this Section 4.1, including in the event of any such foreclosure or (ii) any back leverage financing, so long as any such financing provides that any lender thereunder will not be entitled to exercise any right pursuant to Section 4.1, including in the event of any foreclosure.

16

(d)               Any attempted Transfer in violation of this Section 4.1 shall be null and void ab initio and the Company shall not be required to give any effect thereto.

(e)               Notwithstanding anything herein to the contrary, the provisions of this Section 4.1, and any Transfer restrictions on any Shares or shares of Class A Common Stock then-existing as a result of this Section 4.1, shall automatically terminate and be of no further force or effect upon the conversion of any Shares into shares Class A Common Stock by the Company pursuant to the terms of the Certificate of Designations.

4.2              Legend.

(a)               Each Purchaser agrees that all certificates or other instruments representing the Shares subject to this Agreement (or the shares of Class A Common Stock issuable upon conversion thereof) will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF MARCH 29, 2020, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER.

(b)               Upon request of a Purchaser (or any Permitted Transferee), upon (i) termination of the provisions of Section 4.1 pursuant to the terms of Section 4.1(e) or (ii) receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state Laws, the Company shall promptly cause the first paragraph of the legend to be removed from any certificate for any Shares to be transferred in accordance with the terms hereof. Each Purchaser acknowledges that the Shares have not been registered under the Securities Act or under any state securities Laws and agrees that it will not sell or otherwise dispose of any of the Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act, any other applicable securities Laws.

4.3              Tax Matters. The Company shall pay any and all documentary, stamp and similar issue or transfer tax due on (a) the issuance of the Shares or (b) the issuance of shares of Class A Common Stock upon conversion of the Shares. However, in the case of conversion of Shares, the Company shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issuance and delivery of shares of Class A Common Stock or Preferred Stock in a name other than that of the holder of the shares to be converted, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

17

4.4              Survival. Except in the case of intentional and actual fraud, the representations and warranties of the parties contained in Article II hereof shall not survive, and shall terminate automatically as of, the Closing, and there shall be no liability in respect thereof, whether such liability has accrued prior to or after the Closing, on the party of any party, its Affiliates or any of their respective representatives. All other covenants and agreements of the parties contained herein shall survive the Closing in accordance with their terms.

Article V

MISCELLANEOUS

5.1              Expenses. At the Closing, the Company shall pay the reasonable and documented fees and expenses of the Purchasers incurred in connection with the consummation of the transactions contemplated herein, in an aggregate amount not to exceed $750,000.

5.2              Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5.3              Counterparts; Electronic Transmission. This Agreement, and any amendments hereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any state Laws based on the Uniform Electronic Transactions Act. Neither party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on each party hereto.

18

5.4              Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the state of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the state of Delaware. Any dispute relating hereto shall be heard first in the Delaware Court of Chancery, and, if applicable, in any state or federal court located in of Delaware in which appeal from the Court of Chancery may validly be taken under the laws of the State of Delaware (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the state of Delaware, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court. Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 5.5 shall be deemed effective service of process on such Person. AS SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

5.5              Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be either personally delivered, or sent by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the parties at the applicable address set forth below, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or sent by telecopier or electronic mail (provided confirmation of transmission is received), three (3) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

19

(a)            If to Purchasers:

c/o Madison Dearborn Partners
70 W. Madison St. #4600
Chicago, IL 60602
Attn:	Vahe A. Dombalagian
E-mail:	vdombalagian@mdcp.com

with a copy to (which copy alone shall not constitute notice):

Latham & Watkins LLP
330 N. Wabash Avenue, Suite 2800
Chicago, IL 60611
Attn:	Greg Rodgers
Neal J. Reenan
Jonathan P. Solomon
E-mail:	greg.rodgers@lw.com
neal.reenan@lw.com
jonathan.solomon@lw.com

(b)           If to the Company:

EVO Payments, Inc.
Ten Glenlake Parkway, South Tower, Suite 950
Atlanta, GA 30328
Attn:	Chief Financial Officer
E-mail:	Tom.Panther@evopayments.com

with a copy to (which copy alone shall not constitute notice):

King & Spalding LLP
1180 Peachtree Street, N.E.
Atlanta, GA 30309
Attn:	Keith M. Townsend
Zachary L. Cochran
Robert Leclerc
E-mail:	ktownsend@kslaw.com
zcochran@kslaw.com
rleclerc@kslaw.com

5.6              Entire Agreement. This Agreement (including the Exhibits hereto and the documents and instruments referred to in this Agreement), constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and transactions contemplated hereby.

20

5.7              Assignment. Neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party, provided, however, that (a) a Purchaser may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more Permitted Transferees, and (b) in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned; provided that no such assignment will relieve such Purchaser of its obligations hereunder prior to the Closing.

5.8              Interpretation. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a)               the word “or” is not exclusive;

(b)               the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c)               the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; and

(d)               the term “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in Chicago, Illinois generally are authorized or required by law or other governmental action to close.

5.9              Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

5.10          Severability. If any provision of this Agreement or the application thereof to any Person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

5.11          No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto (and their permitted assigns), any benefit, right or remedies.

21

5.12          Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor any Purchaser will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure. Notwithstanding the forgoing, this Section 5.12 shall not apply to any press release or other public statement made by the Company or a Purchaser (a) which is consistent with prior disclosure and does not contain any information relating to the transactions that has not been previously announced or made public in accordance with the terms of this Agreement or (b) is made to its auditors, attorneys, accountants, financial advisors, limited partners or other Permitted Transferees.

5.13          Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, and no party will allege, and each party hereby waives, the defense or counterclaim that there is an adequate remedy at law.

5.14          Termination. Prior to the Closing, this Agreement may only be terminated:

(a)               by mutual written agreement of the Company and each Purchaser;

(b)               by the Company or a Purchaser, upon written notice to the other parties if the Closing has not occurred by May 29, 2020; provided, however that the right to terminate this Agreement pursuant to this Section 5.14(b) shall not be available to any party whose failure to fulfill any obligations under this Agreement shall have been the principal cause of, or shall have primarily resulted in, the failure of the Closing to occur on or prior to such date;

(c)               by notice given by the Company to the Purchasers, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by a Purchaser in this Agreement such that the conditions in Section 1.3(c)(1) or (2) would not be satisfied and which have not been cured by such Purchaser thirty (30) days after receipt by such Purchaser of written notice from the Company requesting such inaccuracies or breaches to be cured; or

(d)               by notice given by a Purchaser to the Company, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 1.3(b)(1) or (2) would not be satisfied and which have not been cured by the Company within thirty (30) days after receipt by the Company of written notice from such Purchaser requesting such inaccuracies or breaches to be cured.

22

5.15          Effects of Termination. In the event of any termination of this Agreement in accordance with Section 5.14, neither party (or any of its Affiliates) shall have any liability or obligation to the other (or any of its Affiliates) under or in respect of this Agreement, except to the extent of any actual and intentional fraud or intentional or willful breach of this Agreement. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, in each case, except (x) as set forth in the preceding sentence and (y) that the provisions of Sections 5.2 to 5.13 (Amendment, Waiver; Counterparts, Electronic Transmission; Governing Law; Waiver of Jury Trial; Notices; Entire Agreement, Assignment; Interpretation; Captions; Severability; No Third Party Beneficiaries; Public Announcements; and Specific Performance), Section 5.16 (Non-Recourse) and Section 5.17 (Definitions) shall survive the termination of this Agreement.

5.16          Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof, including permitted assignees and successors, or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Purchasers, and no former, current or future equityholders, controlling Persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling Person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

5.17          Definitions.

(a)               As used herein, the following terms have the meanings ascribed thereto below:

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person; provided, however, that (i) portfolio companies in which any Person or any of its Affiliates has an investment shall not be deemed an Affiliate of such Person (except for the purposes of Sections 5.1, 5.15 and 5.16, such portfolio companies shall be deemed Affiliates), or (ii) the Company, any of its Subsidiaries, or any of the Company’s other controlled Affiliates, in each case, will not be deemed to be Affiliates of any Purchaser for purposes of this Agreement. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Code” means the United Stated Internal Revenue Code of 1986, as amended.

23

“Company Material Adverse Effect” means, with respect to the Company, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following individually or taken together, be deemed to constitute, or be taken into account in determining whether a Company Material Adverse Effect has occurred or is expected to occur: (i) any change in the Company’s stock price or trading volume on the Nasdaq, (ii) any failure by the Company to meet internal or analyst revenue, earnings or other financial projections or expectations for any period, (iii) any Effect that results from changes affecting the industry in which the Company operates, or the United States economy generally, or any Effect that results from changes affecting general worldwide economic or United States or global capital market conditions, (iv) any Effect caused by the announcement of the transactions contemplated by this Agreement or the other Transaction Documents, or the identity of the Purchasers or any of their respective Affiliates as the Purchasers in connection with the transactions contemplated by this Agreement, (v) political conditions, including acts of war or terrorism or natural disasters or any pandemic or epidemic, including COVID-19, (vi) any action taken or omitted to be taken by the Company at the written request or with the prior written consent of the Purchasers, (vii) changes in GAAP or other accounting standards (or any interpretation thereof) or (viii) changes in any Laws or other binding directives issued by any Governmental Entity or interpretations or enforcement thereof; provided, however, that (A) the exceptions in clause (i) and (ii) shall not prevent or otherwise affect a determination that any Effect underlying such change or failure has resulted in, or contributed to, a Company Material Adverse Effect or that the underlying cause of such failure (unless such underlying cause would otherwise be excluded from this definition) has resulted in, or contributed to, a Company Material Adverse Effect and (B) with respect to clauses (iii), (vii) and (viii), such Effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Company Material Adverse Effect has occurred, but only to the extent such Effects disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the same industry as the Company and its Subsidiaries.

“Company Subsidiary” means any Subsidiary of the Company.

“Credit Agreement” means that certain Credit Agreement, dated as of May 30, 2012, among, EVO Payments International, LLC, a Delaware limited liability company and Company Subsidiary, the guarantors party thereto, the lenders party thereto and SunTrust Bank, as administrative agent for the lenders.

“Director Nomination Agreement” means that certain Director Nomination Agreement, effective as of May 25, 2018, by and among the Company, certain of the Purchasers, and certain of the Purchasers’ Affiliates party thereto.

“Effect” means any change, event, effect, development or circumstance.

“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest.

24

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

“Governmental Entity” means any court, administrative or regulatory agency or commission or other governmental or arbitral body or authority or instrumentality, including any state-controlled or owned corporation or enterprise, in each case whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Knowledge of the Company” means the actual knowledge after reasonable inquiry of one or more of the Company’s chief executive officer, chief financial officer, and general counsel.

“Law” means any applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or other legally binding requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge or other restriction of any kind, whether based on common law, statute or contract.

“Permitted Transferee” means, with respect to any Person, (i) any Affiliate of such Person, (ii) any successor entity of such Person or (iii) any investment fund, vehicle or similar entity of which the first specified Person, or any Affiliate, advisor or manager of the first specified Person serves as a general partner, manager or advisor, or any successor entity of the Persons described in this clause (iii).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Plan” means (i) any employee pension benefit plan (as defined in Section 3(2)(A) of ERISA) maintained for employees of the Company or of any member of a “controlled group,” as such term is defined in Section 414 of the Code, of which the Company or any of its Subsidiaries is a part, or any such employee pension benefit plan to which the Company or any of its Subsidiaries is required to contribute on behalf of its employees, and any other employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; or (ii) any compensation or other benefit plan, policy, program, agreement or arrangement, including any employment, change in control, bonus, equity-based compensation, retention or other similar agreement, that the Company or any of its Subsidiaries, maintains, sponsors, is a party to, or as to which the Company or any of its Subsidiaries otherwise has any material obligation or material liability in respect of its employees; in each case, excluding any compensation or benefit arrangement maintained by a Governmental Entity.

“Pre-Closing Period” means the period commencing on the date hereof and terminating on the earlier to occur of (a) the Closing and (b) the termination of this Agreement in accordance with the provisions hereof.

25

“Stockholder” means a holder of Common Stock or Preferred Stock.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (i) of which such Person or a Subsidiary of such Person is a general partner or (ii) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or Persons performing similar functions with respect to such Person, is directly or indirectly owned by such Person and/or one or more subsidiaries thereof.

“Transaction Documents” means this Agreement, the Certificate of Designations, the A&R Nomination Agreement and the Support Agreements.

“Transfer” by any Person means, directly or indirectly, to (i) sell, transfer, assign, pledge, encumber, hypothecate, establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act or similarly dispose of, either voluntarily or involuntarily, any securities owned by such Person or of any interest (including any voting interest) in any securities owned by such Person, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any subject securities, for cash or otherwise.

(b)               As used herein, the following terms are defined in the Section of this Agreement set forth after such term below:

Term	Location of Definition
A&R Nomination Agreement	1.2	(b)(1)
Agreement	Preamble
Anti-Trust Approval	3.1	(a)
Applicable Matters	5.4
Board of Directors	2.1	(c)(1)
Bylaws	2.1	(a)(1)
Certificate of Designations	Recitals
Certificate of Incorporation	2.1	(a)(1)
Chosen Court	5.4
Class A Common Stock	2.1	(b)(1)
Class B Common Stock	2.1	(b)(1)
Class C Common Stock	2.1	(b)(1)
Class D Common Stock	2.1	(b)(1)
Closing	1.2	(a)
Closing Date	1.2	(a)
Common Stock	2.1	(b)(1)
Company	Preamble
Company Options	2.1	(b)(1)
Company RSUs	2.1	(b)(1)
Exchange Act	2.1
GAAP	2.1	(f)(4)
HSR Act	3.1	(a)

26

Term	Location of Definition
InvestCo LLC Agreement	1.3	(b)(5)
Non-Recourse Party	5.16
Nasdaq	1.3	(b)(8)
Per Share Price	1.1
Preferred Stock	Recitals
Purchase Price	1.1
Purchaser	Preamble
Purchaser Election	3.1	(a)
Registration Rights Agreement	1.3	(b)(7)
SEC	2.1	(a)(2)
SEC Documents	2.1	(f)(1)
Securities Act	2.1
Shares	1.1
Support Agreement	Recitals
Supporting Stockholders	Recitals

*****

[Signature Page Follows]

27

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

EVO PAYMENTS, INC.

By:	/s/ James G. Kelly
	Name:	James G. Kelly
	Title:	Chief Executive Officer

[Signature Page to Investment Agreement]

MADISON DEARBORN CAPITAL PARTNERS VI-A, L.P.

By:	Madison Dearborn Partners VI-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Vahe A. Dombalagian
Name:	Vahe A. Dombalagian
Title:	Managing Director

MADISON DEARBORN CAPITAL PARTNERS VI EXECUTIVE-A, L.P.

By:	Madison Dearborn Partners VI-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Vahe A. Dombalagian
Name:	Vahe A. Dombalagian
Title:	Managing Director

MADISON DEARBORN CAPITAL PARTNERS VI-C, L.P.

By:	Madison Dearborn Partners VI-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Vahe A. Dombalagian
Name:	Vahe A. Dombalagian
Title:	Managing Director

[Signature Page to Investment Agreement]

Schedule I

Purchaser	Number of Shares	Purchase Price
Madison Dearborn Capital Partners VI-A, L.P	126,108	$124,244,335.00
Madison Dearborn Capital Partners VI Executive-A, L.P.	1,300	$1,280,788.18
Madison Dearborn Capital Partners VI-C, L.P.	24,842	$24,474,876.86
TOTAL	152,250	$150,000,000.04

EXHIBIT A

Form of Certificate of Designations

EVO Payments, Inc.

Certificate of Designations

Series A Convertible Preferred Stock

[date]

Table of Contents

Page

Section 1.	Definitions	1
Section 2.	Rules of Construction	13
Section 3.	The Convertible Preferred Stock	14
(a)	Designation; Par Value	14
(b)	Number of Authorized Shares	14
(c)	Form, Dating and Denominations	14
(d)	Method of Payment; Delay When Payment Date is Not a Business Day	15
(e)	Register	15
(f)	Legends	16
(g)	Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions	16
(h)	Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Change of Control or a Redemption	18
(i)	Status of Retired Shares	18
(j)	Replacement Certificates	19
(k)	Registered Holders	19
(l)	Cancellation	19
(m)	Shares Held by the Company or its Affiliates	19
(n)	Outstanding Shares	19
(o)	Notations and Exchanges	20
Section 4.	Ranking	21
Section 5.	Dividends	21
(a)	Generally	21
(b)	Participating Dividends	22
Section 6.	Rights Upon Liquidation, Dissolution or Winding Up	23
(a)	Generally	23
(b)	Certain Business Combination Transactions Deemed Not to Be a Liquidation	23
Section 7.	Right of the Company to Redeem the Convertible Preferred Stock	24
(a)	No Right to Redeem Before the Redemption Trigger Date	24
(b)	Right to Redeem the Convertible Preferred Stock on or After Redemption Trigger Date	24
(c)	Redemption Prohibited in Certain Circumstances	24
(d)	Redemption Date	24
(e)	Redemption Price	24
(f)	Redemption Notice	24
(g)	Payment of the Redemption Price	25
Section 8.	Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Change of Control	25
(a)	Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Change of Control	25
(b)	Funds Legally Available for Payment of Change of Control Repurchase Price; Covenant Not to Take Certain Actions	25

- i -

(c)	Change of Control Repurchase Date	25
(d)	Change of Control Repurchase Price	26
(e)	Change of Control Notice	26
(f)	Procedures to Exercise the Change of Control Repurchase Right	27
(g)	Payment of the Change of Control Repurchase Price	27
(h)	Compliance with Securities Laws	28
Section 9.	Voting Rights	28
(a)	Voting and Consent Rights with Respect to Specified Matters	28
(b)	Right to Vote with Holders of Common Stock on an As-Converted Basis	30
(c)	Procedures for Voting and Consents	31
Section 10.	Conversion	31
(a)	Generally	31
(b)	Conversion at the Option of the Holders	31
(c)	Mandatory Conversion at the Company’s Election.	32
(d)	Conversion Procedures	33
(e)	Settlement upon Conversion	34
(f)	Conversion Rate Adjustments	35
(g)	Voluntary Conversion Rate Increases	37
(h)	Restriction on Conversions and Certain Degressive Issuances	37
(i)	Effect of Common Stock Change Event	39
Section 11.	Certain Provisions Relating to the Issuance of Common Stock	40
(a)	Equitable Adjustments to Prices	40
(b)	Reservation of Shares of Common Stock	40
(c)	Status of Shares of Common Stock	41
(d)	Taxes Upon Issuance of Common Stock	41
Section 12.	No Preemptive Rights	41
Section 13.	Tax Treatment	41
Section 14.	Calculations	42
(a)	Responsibility; Schedule of Calculations	42
(b)	Calculations Aggregated for Each Holder	42
Section 15.	Notices	42
Section 16.	Legally Available Funds	42
Section 17.	No Other Rights	42

Exhibits

Exhibit A:	Form of Preferred Stock Certificate	A-1

Exhibit B:	Form of Restricted Stock Legend	B-1

- ii -

Certificate of Designations

Series A Convertible Preferred Stock

On March 29, 2020, the Board of Directors of EVO Payments, Inc., a Delaware corporation (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, 152,250 authorized shares of a series of preferred stock of the Company titled the “Series A Convertible Preferred Stock”:

RESOLVED that, pursuant to the Certificate of Incorporation, the Bylaws and applicable law, a series of preferred stock of the Company titled the “Series A Convertible Preferred Stock,” and having a par value of $0.0001 per share and an initial number of authorized shares equal to 152,250, is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth below:

Section 1.                Definitions.

“Affiliate” has the meaning set forth in Rule 144.

“Antitrust Clearance Date” means the date on which the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired or been terminated, and any other required clearances, approvals or authorizations of filings and registrations with, and notifications to government authorities under other applicable antitrust and competition laws have been received, in each case, with respect to the ownership by the Holders of voting securities in the Company.

“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Certificate” means any Physical Certificate or Electronic Certificate.

“Certificate of Designations” means this Certificate of Designations, as amended or supplemented from time to time.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as the same may be further amended, supplemented or restated.

“Change of Control” means any of the following events:

(a)       a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, its Wholly Owned Subsidiaries or a Holder (together with its Affiliates), has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity; or

(b)       the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control pursuant to this clause (b).

For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Change of Control Notice” has the meaning set forth in Section 8(e).

“Change of Control Repurchase Date” means the date fixed, pursuant to Section 8(c), for the repurchase of any Convertible Preferred Stock by the Company pursuant to a Repurchase Upon Change of Control.

“Change of Control Repurchase Notice” means a notice (including a notice substantially in the form of the “Change of Control Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 8(f)(i) and Section 8(f)(i)(2).

“Change of Control Repurchase Price” means the cash price payable by the Company to repurchase any share of Convertible Preferred Stock upon its Repurchase Upon Change of Control, calculated pursuant to Section 8(d).

A “Change of Control Repurchase Price Default” will be deemed to occur upon any failure to pay the Change of Control Repurchase Price for a Change of Control in full when due as provided in this Certificate of Designations. A Change of Control Repurchase Price Default that has occurred will be deemed to continue until such time when the Change of Control Repurchase Price is paid in full, at which time such Change of Control Repurchase Price Default will be deemed to be cured and cease to be continuing.

“Change of Control Repurchase Right” has the meaning set forth in Section 8(a).

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Class A common stock, $0.0001 par value per share, of the Company, subject to Section 10(i).

“Common Stock Change Event” has the meaning set forth in Section 10(i)(i).

“Common Stock Liquidity Conditions” will be satisfied with respect to a Mandatory Conversion or Redemption if:

(a)       either (i) each share of Common Stock to be issued upon such Mandatory Conversion of any share of Convertible Preferred Stock or that may be issued upon conversion of any share of Convertible Preferred Stock that is subject to such Redemption would be eligible to be offered, sold or otherwise transferred by the Holder of such share of Convertible Preferred Stock pursuant to Rule 144 under the Securities Act (or any successor rule thereto), without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice; or (ii) the offer and sale of such share of Common Stock by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Company to remain effective and usable, by the Holder to sell such share of Common Stock, continuously during the period from, and including, the date the related Mandatory Conversion Notice or Redemption Notice Date, as applicable, is sent to, and including, the thirtieth (30th) calendar day after the date such share of Common Stock is issued; provided, however, that each Holder will supply all information reasonably requested by the Company for inclusion, and required to be included, in any registration statement or prospectus supplement related to the resale of the Common Stock issuable upon conversion of the Convertible Preferred Stock; provided, further, that if a Holder fails to provide such information to the Company within fifteen (15) calendar days following any such request, then this clause (a)(ii) will automatically be deemed to be satisfied with respect to such Holder;

(b)       each share of Common Stock referred to in clause (a) above (i) will, when issued (or, in the case of clause (a)(ii), when sold or otherwise transferred pursuant to the registration statement referred to in such clause) (1) be admitted for book-entry settlement through the Depositary with an “unrestricted” CUSIP number; and (2) not be represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors); and

(c)       (i) the Company has not received any written threat or notice of delisting or suspension by the applicable exchange referred to in clause (b)(ii) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (ii) no such delisting or suspension is reasonably likely to occur or is pending based on the Company falling below the minimum listing maintenance requirements of such exchange.

“Common Stock Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Company” means EVO Payments, Inc., a Delaware corporation.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.

“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 10.

“Conversion Date” means an Optional Conversion Date or a Mandatory Conversion Date.

“Conversion Notice” means a notice substantially in the form of the “Conversion Notice” set forth in Exhibit A.

“Conversion Price” means, as of any time, an amount equal to (a) the Initial Liquidation Preference per share of Convertible Preferred Stock divided by (b) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 63.2911 shares of Common Stock per one thousand dollars ($1,000.00) of Liquidation Preference of the Convertible Preferred Stock; provided, however, that the Conversion Rate is subject to adjustment pursuant to Sections 10(f) and 10(g). Each reference in this Certificate of Designations or the Convertible Preferred Stock to the Conversion Rate as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Rate immediately before the Close of Business on such date.

“Convertible Preferred Stock” has the meaning set forth in Section 3(a).

“Degressive Issuance” has the meaning set forth in Section 10(f)(i)(2).

“Degressive Issuance Sunset Date” means the date that is nine (9) calendar months after the Initial Issue Date.

“Depositary” means The Depository Trust Company or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Dividend” means any Regular Dividend or Participating Dividend.

“Dividend Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Common Stock.

“Dividend Make-Whole Amount” has the following meaning with respect to any share of Convertible Preferred Stock that is subject to conversion:

(a)       if such conversion is an Optional Conversion, zero; and

(b)       if such conversion is a Mandatory Conversion, the excess, if any, of (i) the Liquidation Preference of such share that would be in effect immediately before the Close of Business on the sixth (6th) Regular Dividend Payment Date (after giving effect, for the avoidance of doubt, to the accumulation of, and addition to the Liquidation Preference pursuant to Section 5(a)(ii)(1) in respect of, Regular Dividends through, and including, the sixth (6th) Regular Dividend Payment Date), over (ii) the sum of (x) the actual Liquidation Preference of such share immediately before the Close of Business on the Conversion Date for such conversion; and (y) an amount equal to accumulated and unpaid Regular Dividends on such share of Convertible Preferred Stock to, but excluding, such Conversion Date (but only to the extent such accumulated and unpaid Regular Dividends are not included in the Liquidation Preference referred to in the preceding clause (x)); provided, however, that if such Conversion Date is on or after the sixth (6th) Regular Dividend Payment Date, then the Dividend Make-Whole Amount will be zero.

“Dividend Payment Date” means each Regular Dividend Payment Date with respect to a Regular Dividend and each date on which any declared Participating Dividend is scheduled to be paid on the Convertible Preferred Stock.

“Dividend Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).

“Effective Price” has the following meaning with respect to the issuance or sale of any shares of Common Stock or any Equity-Linked Securities:

(a)       in the case of the issuance or sale of shares of Common Stock, the value of the consideration received by the Company for such shares, expressed as an amount per share of Common Stock; and

(b)       in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose:

(i)       numerator is equal to sum, without duplication, of (x) the value of the aggregate consideration received by the Company for the issuance or sale of such Equity-Linked Securities; and (y) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and

(ii)     denominator is equal to the maximum number of shares of Common Stock underlying such Equity-Linked Securities;

provided, however, that:

(w)    for purposes of clauses (a) and (b)(i) above, all underwriting commissions, placement agency commissions or similar commissions paid to any broker-dealer by the Company or any of its Affiliates in connection with such issuance or sale (excluding any other fees or expenses incurred by the Company or any of its Affiliates) will be added to the aggregate consideration referred to in such clause;

(x)      for purposes of clause (b) above, if such minimum aggregate consideration, or such maximum number of shares of Common Stock, is not determinable at the time such Equity-Linked Securities are issued or sold, then (1) the initial consideration payable under such Equity-Linked Securities, or the initial number of shares of Common Stock underlying such Equity-Linked Securities, as applicable, will be used; and (2) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (including pursuant to “anti-dilution” or similar provisions), there will be deemed to occur, for purposes of Section 10(f)(i)(2) and without affecting any prior adjustments theretofore made to the Conversion Rate, an issuance of additional Equity-Linked Securities;

(y)     for purposes of clause (b) above, the surrender, extinguishment, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and

(z)      the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Board of Directors (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

“Electronic Certificate” means any electronic book-entry maintained by the Transfer Agent that represents any share (s) of Convertible Preferred Stock.

“Equity-Linked Securities” means any rights, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means (a) the Company’s issuance of any securities as full or partial consideration in connection with a merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity; (b) the Company’s issuance or grant of shares of Common Stock, options to purchase shares Common Stock, or any other form of equity-based or equity-related awards (including restricted stock units), to employees, prospective employees who have accepted an offer of employment, directors or consultants of the Company or any of its Subsidiaries pursuant to plans that have been approved by a majority of the independent members of the Board of Directors or that exist as of the Initial Issue Date; (c) the Company’s issuance of securities upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock and are outstanding as of the Initial Issue Date, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the Initial Issue Date; (d) the issuance of Common Stock by the Company in a registered public offering the proceeds of which are used to purchase units in EVO Investco, LLC outstanding as of the Initial Issue Date pursuant to registration rights or similar rights that exist as of the Initial Issue Date pursuant to (i) that certain Second Amended and Restated LLC Agreement of EVO Investco, LLC, dated as of May 22, 2018, by and among EVO Investco, LLC and its member, as amended on April [__], 2020, (ii) that certain Exchange Agreement, dated as of May 22, 2018, as amended, by and among EVO Investco, LLC, EVO Payments, Inc, the holders of common units in EVO Investco, LLC and shares of Class C common stock or Class D common stock of EVO Payments, Inc. and the Call Option Holder, as defined therein, from time to time party thereto; and (iii) and that certain Amended and Restated Registration Rights Agreement, dated as of May 22, 2018, by and among EVO Payments, Inc., each of the persons listed on Schedules I and II thereto, such other persons that from time to time become parties thereto and Blueapple, Inc., as amended on April [__], 2020; (e) the Company’s issuance of securities pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by a majority of the disinterested members of the Board of Directors; and (f) the Company’s issuance of the Convertible Preferred Stock and any shares of Common Stock upon conversion of the Convertible Preferred Stock. For purposes of this definition, “consultant” means a consultant that may participate in an “employee benefit plan” in accordance with the definition of such term in Rule 405 under the Securities Act.

“First Lien Credit Agreement” means that certain First Lien Credit Agreement, dated as of December 22, 2016, among EVO Payments International, LLC, as borrower, the subsidiaries of the borrower identified therein, as guarantors, SunTrust Bank, as Administrative Agent, Swingline Lender and Issuing Bank, the lenders from time to time party thereto and Citibank, N.A. and Regions Bank, as Co-Syndication Agents, as in effect on March 29, 2020.

“Holder” means a person in whose name any Convertible Preferred Stock is registered in the Register.

“Initial Issue Date” means [closing date].

“Initial Liquidation Preference” means one thousand dollars ($1,000.00) per share of Convertible Preferred Stock.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from each of at least three nationally recognized independent investment banking firms the Company selects.

“Liquidation Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Common Stock.

“Liquidation Parity Stock” means any class or series of the Company’s stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

“Liquidation Preference” means, with respect to the Convertible Preferred Stock, an amount initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock; provided, however, that the Liquidation Preference is subject to adjustment pursuant to Sections 5(a)(ii)(1).

“Liquidation Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

“Mandatory Conversion” has the meaning set forth in Section 10(c)(i).

“Mandatory Conversion Date” means a Conversion Date designated with respect to any Convertible Preferred Stock pursuant to Section 10(c)(i) and 10(c)(iii).

“Mandatory Conversion Notice” has the meaning set forth in Section 10(c)(iv).

“Mandatory Conversion Notice Date” means, with respect to a Mandatory Conversion, the date on which the Company sends the Mandatory Conversion Notice for such Mandatory Conversion pursuant to Section 10(c)(iv).

“Mandatory Conversion Right” has the meaning set forth in Section 10(c)(i).

“Mandatory Conversion Threshold Price Percentage” has the following meaning with respect to any Mandatory Conversion: (a) if the Mandatory Conversion Date for such Mandatory Conversion is before the fourth (4th) Regular Dividend Payment Date, one hundred and eighty percent (180%); (b) if such Mandatory Conversion Date is on or after the fourth (4th) Regular Dividend Payment Date and before the sixth (6th) Regular Dividend Payment Date, one hundred and seventy percent (170%); (c) if such Mandatory Conversion Date is on or after the sixth (6th) Regular Dividend Payment Date and before the eight (8th) Regular Dividend Payment Date, one hundred and sixty percent (160%); and (d) if such Mandatory Conversion Date is on or after the eighth (8th) Regular Dividend Payment Date, one hundred and fifty percent (150%).

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of the Company.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Conversion” means the conversion of any Convertible Preferred Stock other than a Mandatory Conversion.

“Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 10(d)(ii) for such conversion are satisfied.

“Ownership Limitation” has the meaning set forth in Section 10(h)(i).

“Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.

“Physical Certificate” means any certificate (other than an Electronic Certificate) representing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.

“Redemption” means the repurchase of any Convertible Preferred Stock by the Company pursuant to Section 7.

“Redemption Date” means the date fixed, pursuant to Section 7(d), for the settlement of the repurchase of the Convertible Preferred Stock by the Company pursuant to a Redemption.

“Redemption Notice” has the meaning set forth in Section 7(f).

“Redemption Notice Date” means, with respect to a Redemption of the Convertible Preferred Stock, the date on which the Company sends the related Redemption Notice pursuant to Section 7(f).

“Redemption Price” means the consideration payable by the Company to repurchase any Convertible Preferred Stock upon its Redemption, calculated pursuant to Section 7(e).

“Redemption Trigger Date” means the twentieth (20th) Regular Dividend Payment Date (or, if such date is not a Business Day, the next Business Day).

“Reference Property” has the meaning set forth in Section 10(i)(i).

“Reference Property Unit” has the meaning set forth in Section 10(i)(i).

“Register” has the meaning set forth in Section 3(e).

“Regular Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each [Regular Dividend Payment Date #1] and [Regular Dividend Payment Date #2] of each year, beginning on [first Regular Dividend Payment Date] (or beginning on such other date specified in the Certificate representing such share).1

“Regular Dividend Rate” has the following meaning (a) six percent (6%) per annum for the period from, and including, the Initial Issue Date to, but excluding, the twentieth (20th) Regular Dividend Payment Date; and (b) eight percent (8%) per annum from and after the twentieth (20th) Regular Dividend Payment Date; provided, however, that the Regular Dividend Rate is subject to adjustment pursuant to Section 10(h)(iii).

“Regular Dividends” has the meaning set forth in Section 5(a)(i)(1).

“Repurchase Upon Change of Control” means the repurchase of any Convertible Preferred Stock by the Company pursuant to Section 8.

“Requisite Stockholder Approval” means the stockholder approval contemplated by the Nasdaq listing rules with respect to the issuance of shares of Common Stock upon conversion of the Convertible Preferred Stock in excess of the limitations imposed by such rule; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The Nasdaq Stock Market, such stockholder approval is no longer required for the Company to settle all conversions of the Convertible Preferred Stock in shares of Common Stock without regard to Section 10(h).

“Requisite Stockholder Approval Deadline Date” means the earlier of (a) the date of the Company’s 2021 annual meeting of stockholders; and (b) August 1, 2021.

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit B.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Convertible Preferred Stock or Conversion Share.

[1]	Regular Dividend Payment Dates to be the Initial Closing Date and the date six months from the Initial Issue Date, with the first Regular Dividend Payment Date occurring on the date that is six months following the Initial Issue Date.

“Stockholder Voting Power” means the aggregate number of votes entitled to be cast generally at a meeting of the Company’s stockholders held for the election of directors by all outstanding shares of Common Stock and all outstanding shares of Class B common stock, Class C common stock and Class D common stock of the Company, each with $0.0001 par value per share, with the calculation of such aggregate number of votes being conclusively made for all purposes under this Certificate of Designations and the Certificate of Incorporation, absent manifest error, by the Company based on the Company’s review of the Register, the Company’s other books and records, each Holder’s public filings pursuant to Section 13 or Section 16 of the Exchange Act and any other written evidence satisfactory to the Company regarding any Holder’s beneficial ownership of any securities of the Company.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Person” has the meaning set forth in Section 10(i)(iii).

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” means Computershare Trust Company N.A. or its successor.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a)            such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b)           such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(c)           (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that the security is eligible for resale pursuant to clause (i) and the Holder, holder or beneficial owner of such Security is not, and that has not been during the immediately preceding three (3) months, an Affiliate of the Company.

“Voting Parity Stock” means, with respect to any matter as to which Holders are entitled to vote pursuant to Section 9(a), each class or series of outstanding stock of the Company that constitutes both Dividend Parity Stock and Liquidation Parity Stock, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 2.                Rules of Construction. For purposes of this Certificate of Designations:

(a)           “or” is not exclusive;

(b)           “including” means “including without limitation”;

(c)           “will” expresses a command;

(d)           the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e)            a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f)            words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g)           “herein,” “hereof” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;

(h)           references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i)            the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations.

Section 3.                The Convertible Preferred Stock.

(a)          Designation; Par Value. A series of stock of the Company titled the “Series A Convertible Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company. The par value of the Convertible Preferred Stock is $0.0001 per share.

(b)          Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is one hundred and fifty two thousand two hundred and fifty (152,250); provided, however that, by resolution of the Board of Directors, the total number of authorized shares of Convertible Preferred Stock may hereafter be reduced to a number that is not less than the number of shares of Convertible Preferred Stock then outstanding.

(c)           Form, Dating and Denominations.

(i)            Form and Date of Certificates Representing Convertible Preferred Stock. Each Certificate representing any Convertible Preferred Stock will bear the legends required by Section 3(f) and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary.

(ii)           Certificates.

(1)               Generally. The Convertible Preferred Stock will be originally issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates, upon request by the Holder thereof pursuant to customary procedures.

(2)               Electronic Certificates; Interpretation. For purposes of this Certificate of Designations, (A) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (B) any legend or other notation that is required to be included on a Certificate will be deemed to be included in any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (C) any reference in this Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book-entry representing such Electronic Certificate in the name of the applicable Holder; (D) upon satisfaction of any applicable requirements of the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the Company, and any related requirements of the Transfer Agent, in each case for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.

(iii)          No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(iv)          Registration Numbers. Each Certificate representing any Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding share of Convertible Preferred Stock.

(d)           Method of Payment; Delay When Payment Date is Not a Business Day.

(i)             Method of Payment. The Company will pay all cash amounts due on any Convertible Preferred Stock by check issued in the name of the Holder thereof; provided, however, that if such Holder has delivered to the Company, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, then the Company will pay all such cash amounts by wire transfer of immediately available funds to such account. To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash Participating Dividend due on a Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

(ii)            Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(e)           Register. The Company will, or will retain another Person (who may be to the Transfer Agent) to act as registrar who will, keep a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive, and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will promptly provide a copy of the Register to any Holder upon its request.

(f)            Legends.

(i)            Restricted Stock Legend.

(1)               Each Certificate representing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.

(2)               If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(f)(i)(2)), including pursuant to Section 3(h) or 3(j), then the Certificate representing such share will bear the Restricted Stock Legend if the certificate representing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate representing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(ii)           Other Legends. The Certificate representing any Convertible Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law or by any securities exchange or automated quotation system on which such Convertible Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Company to be appropriate.

(iii)          Legends on Conversion Shares.

(1)               Each Conversion Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.

(2)               Notwithstanding anything to the contrary in Section 3(f)(iii)(1), a Conversion Share need not bear a legend pursuant to Section 3(f)(iii)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.

(g)          Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i)            Provisions Applicable to All Transfers and Exchanges.

(1)               Generally. Subject to this Section 3(g), Convertible Preferred Stock represented by any Certificate may be transferred or exchanged from time to time, and the Company will cause each such transfer or exchange to be recorded in the Register.

(2)               No Services Charge; Transfer Taxes. The Company will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Convertible Preferred Stock, other than exchanges pursuant to Section 3(h) or Section 3(o) not involving any transfer.

(3)               No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.

(4)               Legends. Each Certificate representing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend, if any, required by Section 3(f).

(5)               Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Convertible Preferred Stock as well as the delivery of all documentation reasonably required by the Transfer Agent or the Company in order to effect any transfer or exchange, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(ii)           Transfers of Shares Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Company will not be required to register the transfer of or exchange any share of Convertible Preferred Stock:

(1)               that has been surrendered for conversion;

(2)               that has been called for Redemption pursuant to a Redemption Notice, except to the extent that the Company fails to pay the related Redemption Price when due; or

(3)               as to which a Change of Control Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(f), except to the extent that the Company fails to pay the related Change of Control Repurchase Price when due.

(h)          Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Change of Control or a Redemption.

(i)            Partial Conversions of Certificates and Partial Repurchases of Certificates Pursuant to a Repurchase Upon Change of Control. If only a portion of a Holder’s Convertible Preferred Stock represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(i)) is to be converted pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Change of Control, then, as soon as reasonably practicable after such Certificate is surrendered for such conversion or repurchase, as applicable, the Company will cause such Certificate to be exchanged for (1) one or more Certificates that each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or repurchased, as applicable, and deliver such Certificate(s) to such Holder; and (2) a Certificate representing a whole number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are to be so converted or repurchased, as applicable, which Certificate will be converted or repurchased, as applicable, pursuant to the terms of this Certificate of Designations; provided, however, that the Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion or repurchase, as applicable, are deemed to cease to be outstanding pursuant to Section 3(n).

(ii)           Cancellation of Convertible Preferred Stock that Is Converted and Convertible Preferred Stock that Is Repurchased Pursuant to a Repurchase Upon Change of Control or a Redemption. If a Holder’s Convertible Preferred Stock represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(h)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(ii)) is to be converted pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Change of Control or a Redemption, then, promptly after the later of the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(n) and the time such Certificate is surrendered for such conversion or repurchase, as applicable, (A) such Certificate will be cancelled pursuant to Section 3(l); and (B) in the case of a partial conversion or repurchase, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign, one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f).

(i)           Status of Retired Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized and unissued share of preferred stock of the Company, and such share cannot thereafter be reissued as Convertible Preferred Stock.

(j)            Replacement Certificates. If a Holder of any Convertible Preferred Stock claims that the Certificate(s) representing such Convertible Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a replacement Certificate representing such Convertible Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken Certificate representing any Convertible Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced.

Every replacement Convertible Preferred Stock issued pursuant to this Section 3(j) will, upon such replacement, be deemed to be outstanding Convertible Preferred Stock, entitled to all of the benefits of this Certificate of Designations equally and ratably with all other Convertible Preferred Stock then outstanding.

(k)          Registered Holders. Only the Holder of any Convertible Preferred Stock will have rights under this Certificate of Designations as the owner of such Convertible Preferred Stock.

(l)           Cancellation. The Company may at any time deliver Convertible Preferred Stock to the Transfer Agent for cancellation. The Company will cause the Transfer Agent to promptly cancel all shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(m)          Shares Held by the Company or its Affiliates. Without limiting the generality of Section 3(n), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock (and, if applicable, Voting Parity Stock) have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Company or any of its Subsidiaries will be deemed not to be outstanding.

(n)          Outstanding Shares.

(i)            Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares of Convertible Preferred Stock that, at such time, have been duly executed by the Company and countersigned by the Transfer Agent, excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(l); (2) paid in full upon their conversion or upon their repurchase pursuant to a Repurchase Upon Change of Control or a Redemption in accordance with this Certificate of Designations; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), (iv) or (v) of this Section 3(n).

(ii)           Replaced Shares. If any Certificate representing any share of Convertible Preferred Stock is replaced pursuant to Section 3(j), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.

(iii)          Shares to Be Repurchased Pursuant to a Redemption. If, on a Redemption Date, the Company has segregated, solely for the benefit of the applicable Holders, consideration in kind and amount that is sufficient to pay the aggregate Redemption Price due on such date, then (unless there occurs a default in the payment of the Redemption Price) (1) the Convertible Preferred Stock to be redeemed on such date will be deemed, as of such date, to cease to be outstanding; (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Redemption Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Redemption Price as provided in Section 7.

(iv)          Shares to Be Repurchased Pursuant to a Repurchase Upon Change of Control. If, on a Change of Control Repurchase Date, the Company has segregated, solely for the benefit of the applicable Holders, consideration in kind and amount that is sufficient to pay the aggregate Change of Control Repurchase Price due on such date, then (unless there occurs a default in the payment of the Change of Control Repurchase Price) (1) the Convertible Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding; (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Change of Control Repurchase Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Change of Control Repurchase Price as provided in Section 8 and, if applicable, Section 16.

(v)           Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 10 upon such conversion): (1) such Convertible Preferred Stock will be deemed to cease to be outstanding; (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Conversion Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 10 and, if applicable, Section 16.

(o)           Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 9, if any amendment, supplement or waiver to the Certificate of Incorporation or this Certificate of Designations changes the terms of any Convertible Preferred Stock, then the Company may, in its discretion, require the Holder of the Certificate representing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Convertible Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a new Certificate representing such Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate representing any Convertible Preferred Stock pursuant to this Section 3(o) will not impair or affect the validity of such amendment, supplement or waiver.

Section 4.                Ranking. The Convertible Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

Section 5.                Dividends.

(a)          Generally.

(i)            Regular Dividends.

(1)               Accumulation and Payment of Regular Dividends. The Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to the Regular Dividend Rate on the Liquidation Preference thereof (calculated in accordance with Section 5(a)(i)(2)), regardless of whether or not declared or funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”). Subject to the other provisions of this Section 5 (including, for the avoidance of doubt, Section 5(a)(ii)(1)), such Regular Dividends will be payable semi-annually in arrears on each Regular Dividend Payment Date. Regular Dividends on the Convertible Preferred Stock will accumulate from, and including, the last date to which Regular Dividends have been paid (or, if no Regular Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

(2)               Computation of Accumulated Regular Dividends. Accumulated Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. Regular Dividends on each share of Convertible Preferred Stock will accrue on the Liquidation Preference of such share as of immediately before the Close of Business on the preceding Regular Dividend Payment Date (or, if there is no preceding Regular Dividend Payment Date, on the Initial Liquidation Preference of such share).

(ii)           Method of Payment; Payments in Kind.

(1)               Generally. Regular Dividends will be paid on the Convertible Preferred Stock on each Regular Dividend Payment Date by adding (without duplication), effective immediately before the Close of Business on such Regular Dividend Payment Date, to the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time, an amount equal to the unpaid Regular Dividends that have accumulated on such share to, but excluding, such Regular Dividend Payment Date. Such payment and addition will occur automatically, without the need of any action on the part of the Company or any other Person.

(2)               Construction. Any Regular Dividends the amount of which is added to the Liquidation Preference thereof pursuant to Section 5(a)(ii)(1) will be deemed to be “declared” and “paid” on the Convertible Preferred Stock for all purposes of this Certificate of Designations.

(b)          Participating Dividends.

(i)            Generally. Subject to Section 5(b)(ii), no dividend or other distribution on the Common Stock (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Convertible Preferred Stock (such a dividend or distribution on the Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend or distribution on the Common Stock, the “Common Stock Participating Dividend”), such that (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Common Stock Participating Dividend and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Common Stock Participating Dividend in respect of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10 but without regard to Section 10(e)(ii), Section 10(e)(iii) and Section 10(h)) in respect of one (1) share of Convertible Preferred Stock that is converted pursuant to an Optional Conversion with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

(ii)           Common Stock Change Events and Stock Splits, Dividends and Combinations. Section 5(b)(i) will not apply to, and no Participating Dividend will be required to be declared or paid in respect of, a Common Stock Change Event, or an event for which an adjustment to the Conversion Rate is required pursuant to Section 10(f)(i)(1), as to which Section 10(i) or Section 10(f)(i)(1), respectively, will apply.

(iii)          Treatment of Participating Dividends Upon Redemption, Repurchase Upon Change of Control or Conversion. If the Redemption Date, Change of Control Repurchase Date or Conversion Date of any share of Convertible Preferred Stock is after a Record Date for a declared Participating Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Redemption, Repurchase Upon Change of Control or conversion, as applicable, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared Participating Dividend on such share.

Section 6.                Rights Upon Liquidation, Dissolution or Winding Up.

(a)          Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i)            the sum of:

(1)               the Liquidation Preference per share of Convertible Preferred Stock; and

(2)               all unpaid Regular Dividends that will have accumulated on such share to, but excluding, the date of such payment; and

(ii)           the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of such share of Convertible Preferred Stock assuming the Conversion Date of such conversion occurs on the date of such payment.

Upon payment of such amount in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b)          Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

Section 7.                Right of the Company to Redeem the Convertible Preferred Stock.

(a)           No Right to Redeem Before the Redemption Trigger Date. The Company may not redeem the Convertible Preferred Stock at its option at any time before Redemption Trigger Date.

(b)           Right to Redeem the Convertible Preferred Stock on or After Redemption Trigger Date. Subject to the terms of this Section 7, the Company has the right, at its election, to redeem all, but not less than all, of the Convertible Preferred Stock, at any time, on a Redemption Date on or after Redemption Trigger Date, for a cash purchase price equal to the Redemption Price.

(c)           Redemption Prohibited in Certain Circumstances. The Company will not call for Redemption, or otherwise send a Redemption Notice in respect of the Redemption of, any Convertible Preferred Stock pursuant to this Section 7 unless (i) the Company has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the Redemption Price in respect of all shares of Convertible Preferred Stock called for Redemption; and (ii) the Common Stock Liquidity Conditions are satisfied with respect to such Redemption.

(d)          Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty (60), nor less than thirty (30), calendar days after the Redemption Notice Date for such Redemption.

(e)           Redemption Price. The Redemption Price for any share of Convertible Preferred Stock to be repurchased pursuant to a Redemption is an amount in cash equal to the Liquidation Preference of such share at the Close of Business on the Redemption Date for such Redemption plus accumulated and unpaid Regular Dividends on such share to, but excluding, such Redemption Date (to the extent such accumulated and unpaid Regular Dividends are not included in such Liquidation Preference).

(f)            Redemption Notice. To call any share of Convertible Preferred Stock for Redemption, the Company must send to the Holder of such share a notice of such Redemption (a “Redemption Notice”). Such Redemption Notice must state:

(i)            that such share has been called for Redemption;

(ii)           the Redemption Date for such Redemption;

(iii)          the Redemption Price per share of Convertible Preferred Stock;

(iv)          that Convertible Preferred Stock called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full); and

(v)           the Conversion Rate in effect on the Redemption Notice Date for such Redemption.

(g)          Payment of the Redemption Price. The Company will cause the Redemption Price for each share of Convertible Preferred Stock subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date.

Section 8.                Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Change of Control.

(a)          Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Change of Control. Subject to the other terms of this Section 8, if a Change of Control occurs, then each Holder will have the right (the “Change of Control Repurchase Right”) to require the Company to repurchase all, or any whole number of shares that is less than all, of such Holder’s Convertible Preferred Stock on the Change of Control Repurchase Date for such Change of Control for a cash purchase price equal to the Change of Control Repurchase Price.

(b)          Funds Legally Available for Payment of Change of Control Repurchase Price; Covenant Not to Take Certain Actions. Notwithstanding anything to the contrary in this Section 8, but subject to Section 16, (i) the rights of the Holders to receive payment of the Change of Control Repurchase Price pursuant to this Section 8 upon the occurrence of a Change of Control are subject to the prior repayment in full of the loans and all other obligations that are accrued and payable under the terms of the Company’s First Lien Credit Agreement and the termination of the commitments and the termination of all outstanding letters of credit to the extent required under such First Lien Credit Agreement; (ii) the Company will not be obligated to pay the Change of Control Repurchase Price of any shares of Convertible Preferred Stock to the extent, and only to the extent, the Company does not have sufficient funds legally available to pay the same; and (iii) if the Company does not have sufficient funds legally available to pay the Change of Control Repurchase Price of all shares of Convertible Preferred Stock that are otherwise to be repurchased pursuant to a Repurchase Upon Change of Control, then (1) the Company will pay the maximum amount of such Change of Control Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Convertible Preferred Stock of such Holder that were otherwise to be repurchased pursuant to such Repurchase Upon Change of Control; and (2) the Company will cause all such shares as to which the Change of Control Repurchase Price was not paid to be returned to the Holder(s) thereof, and such shares will be deemed to remain outstanding. The Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Change of Control unless the Company has (and will have through the date of payment) sufficient funds legally available to fully pay the maximum aggregate Change of Control Repurchase Price that would be payable in respect of such Change of Control on all shares of Conversion Preferred Stock then outstanding.

(c)          Change of Control Repurchase Date. The Change of Control Repurchase Date for any Change of Control will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Change of Control Notice pursuant to Section 8(e).

(d)          Change of Control Repurchase Price. The Change of Control Repurchase Price for any share of Convertible Preferred Stock to be repurchased upon a Repurchase Upon Change of Control following a Change of Control is an amount in cash equal to one hundred and fifty percent (150%) (or, if the Change of Control Repurchase Date for such Change of Control is on or after the sixth (6th) Regular Dividend Payment Date, one hundred percent (100%)) of the sum of (i) the Liquidation Preference of such share at the Close of Business on such Change of Control Repurchase Date; and (ii) accumulated and unpaid Regular Dividends on such share to, but excluding, such Change of Control Repurchase Date (to the extent such accumulated and unpaid Regular Dividends are not included in such Liquidation Preference).

(e)          Change of Control Notice. On or before the Business Day after the effective date of a Change of Control, the Company will send to each Holder a notice of such Change of Control (a “Change of Control Notice”). Such Change of Control Notice must state:

(i)            briefly, the events causing such Change of Control;

(ii)           the expected effective date of such Change of Control;

(iii)          the procedures that a Holder must follow to require the Company to repurchase its Convertible Preferred Stock pursuant to this Section 8, including the deadline for exercising the Change of Control Repurchase Right and the procedures for submitting and withdrawing a Change of Control Repurchase Notice;

(iv)          the Change of Control Repurchase Date for such Change of Control;

(v)           the Change of Control Repurchase Price per share of Convertible Preferred Stock;

(vi)          the Conversion Rate in effect on the date of such Change of Control Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Change of Control;

(vii)         that shares of Convertible Preferred Stock for which a Change of Control Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Company for the Holder thereof to be entitled to receive the Change of Control Repurchase Price; and

(viii)        that shares of Convertible Preferred Stock that are subject to a Change of Control Repurchase Notice that has been duly tendered may be converted only if such Change of Control Repurchase Notice is withdrawn in accordance with this Certificate of Designations.

(f)            Procedures to Exercise the Change of Control Repurchase Right.

(i)            Delivery of Change of Control Repurchase Notice and Shares of Convertible Preferred Stock to Be Repurchased. To exercise its Change of Control Repurchase Right for any share(s) of Convertible Preferred Stock following a Change of Control, the Holder thereof must deliver to the Company:

(1)               before the Close of Business on the Business Day immediately before the related Change of Control Repurchase Date (or such later time as may be required by law), a duly completed, written Change of Control Repurchase Notice with respect to such share(s); and

(2)               such share(s), duly endorsed for transfer, to the extent such share(s) are represented by one or more Physical Certificates.

(ii)           Contents of Change of Control Repurchase Notices. Each Change of Control Repurchase Notice with respect to any share(s) of Convertible Preferred Stock must state:

(1)               if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2)               the number of shares of Convertible Preferred Stock to be repurchased, which must be a whole number; and

(3)               that such Holder is exercising its Change of Control Repurchase Right with respect to such share(s).

(iii)          Withdrawal of Change of Control Repurchase Notice. A Holder that has delivered a Change of Control Repurchase Notice with respect to any share(s) of Convertible Preferred Stock may withdraw such Change of Control Repurchase Notice by delivering a written notice of withdrawal to the Company at any time before the Close of Business on the Business Day immediately before the related Change of Control Repurchase Date. Such withdrawal notice must state:

(1)               if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2)               the number of shares of Convertible Preferred Stock to be withdrawn, which must be a whole number; and

(3)               the number of shares of Convertible Preferred Stock, if any, that remain subject to such Change of Control Repurchase Notice, which must be a whole number.

If any Holder delivers to the Company any such withdrawal notice withdrawing any share(s) of Convertible Preferred Stock from any Change of Control Repurchase Notice previously delivered to the Company, and such share(s) have been surrendered to the Company, then such share(s) will be returned to the Holder thereof.

(g)           Payment of the Change of Control Repurchase Price. Subject to Section 8(b), the Company will cause the Change of Control Repurchase Price for each share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Change of Control to be paid to the Holder thereof on or before the later of (i) the applicable Change of Control Repurchase Date; and (ii) the date such share is tendered to the Transfer Agent or the Company.

(h)           Compliance with Securities Laws. Notwithstanding anything in this Certificate of Designations to the contrary, in connection with any offer to repurchase by the Company in connection with a Change of Control, the Company will, if required, (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act; (ii) file a Schedule TO or any other required filing under the Exchange Act; and (iii) otherwise comply with all federal and state securities laws.

Section 9.               Voting Rights. The Convertible Preferred Stock will have no voting rights except as set forth in this Section 9 or as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law.

(a)          Voting and Consent Rights with Respect to Specified Matters.

(i)            Generally. Subject to the other provisions of this Section 9(a), while any Convertible Preferred Stock is outstanding, each following event will require, and cannot be effected without, the affirmative vote or consent of Holders, and holders of each class or series of Voting Parity Stock, if any, with similar voting or consent rights with respect to such event, representing at least two thirds (2/3rds) of the combined outstanding voting power of the Convertible Preferred Stock and such Voting Parity Stock, if any:

(1)               any amendment or modification of the Certificate of Incorporation to authorize or create, or to increase the authorized number of shares of, any class or series of Dividend Parity Stock, Liquidation Parity Stock, Dividend Senior Stock or Liquidation Senior Stock;

(2)               any amendment, modification or repeal of any provision of the Certificate of Incorporation or this Certificate of Designations that adversely affects the rights, preferences or voting powers of the Convertible Preferred Stock (other than an amendment, modification or repeal permitted by Section 9(a)(iii)); or

(3)               the Company’s consolidation or combination with, or merger with or into, another Person, or any binding or statutory share exchange or reclassification involving the Convertible Preferred Stock, in each case unless:

(A)             the Convertible Preferred Stock either (x) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (y) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving Person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;

(B)              the Convertible Preferred Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable to the Holders or the holders thereof, as applicable, than the rights, preferences and voting powers, taken as a whole, of the Convertible Preferred Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and

(C)              the issuer of the Convertible Preferred Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not the Company, will succeed to the Company under this Certificate of Designations and the Convertible Preferred Stock;

provided, however, that (x) a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (A), (B) and (C) of Section 9(a)(i)(3) will not require any vote or consent pursuant to Section 9(a)(i)(1) or 9(a)(i)(2); and (y) each of the following will be deemed not to adversely affect the rights, preferences or voting powers of the Convertible Preferred Stock (or cause any of the rights, preferences or voting powers of any such preference securities to be “materially less favorable” for purposes of Section 9(a)(i)(3)(B)) and will not require any vote or consent pursuant to Section 9(a)(i)(1), 9(a)(i)(2) or 9(a)(i)(3):

(I)            any increase in the number of the authorized but unissued shares of the Company’s undesignated preferred stock;

(II)           the creation and issuance, in and of itself, or increase in the authorized or issued number, of any class or series of stock that constitutes both Dividend Junior Stock and Liquidation Junior Stock; and

(III)          the application of Section 10(i), including the execution and delivery of any supplemental instruments pursuant to Section 10(i)(iii) solely to give effect to such provision.

(ii)           Where Some But Not All Classes or Series of Stock Are Adversely Affected. If any event set forth in Section 9(a)(i)(1), 9(a)(i)(2) or 9(a)(i)(3) would require the approval of one or more, but not all, classes or series of Voting Parity Stock (which term, solely for purposes of this sentence, includes the Convertible Preferred Stock), then those classes or series whose approval is not required pursuant to their terms will be deemed not to have voting or consent rights with respect to such event. Furthermore, an amendment, modification or repeal described in Section 9(a)(i)(2) above that adversely affects the special rights, preferences or voting powers of the Convertible Preferred Stock cannot be effected without the affirmative vote or consent of Holders, voting separately as a class, of at least two thirds (2/3rds) of the Convertible Preferred Stock then outstanding.

(iii)          Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 9(a), the Company may amend, modify or repeal any of the terms of the Convertible Preferred Stock without the vote or consent of any Holder to:

(1)               cure any ambiguity or correct any omission, defect or inconsistency in this Certificate of Designations or the Certificates representing the Convertible Preferred Stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the Delaware General Corporation Law in connection therewith; or

(2)               make any other change to the Certificate of Incorporation, this Certificate of Designations or the Certificates representing the Convertible Preferred Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any Holder (other than any Holders that have consented to such change), as such, in any material respect.

(b)          Right to Vote with Holders of Common Stock on an As-Converted Basis. Subject to the other provisions of, and without limiting the other voting rights provided in, this Section 9, and except as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law, the Holders will have the right, from and after the Antitrust Clearance Date, to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock, and, solely for these purposes, (i) the Convertible Preferred Stock of each Holder will entitle such Holder to cast a number of votes on such matter equal to the number of votes such Holder would have been entitled to cast if such Holder were the holder of record, as of the record or other relevant date for such matter, of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10(e), including Section 10(e)(ii), but without regard to Section 10(e)(iii)) upon conversion of such Convertible Preferred Stock assuming such Convertible Preferred Stock were converted pursuant to an Optional Conversion with a Conversion Date occurring on such record or other relevant date; and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Incorporation, the Bylaws of the Company, and the Delaware General Corporation Law as if the Holders were holders of Common Stock. For the avoidance of doubt, the voting rights set forth in this Section 9(b) (i) will be limited or eliminated, as applicable, to the same extent to which the right to convert the Convertible Preferred Stock is limited or eliminated pursuant to Section 10(h); and (ii) will not apply at any time before the Antitrust Clearance Date. For the avoidance of doubt, and without limiting the voting rights set forth in this Section 9(b), no Holder of Convertible Preferred Stock will be treated as the holder of the shares of Common Stock issuable upon conversion of such Convertible Preferred Stock before the time set forth in Section 10(d)(iv) in connection with the conversion of such Convertible Preferred Stock.

(c)           Procedures for Voting and Consents.

(i)            Voting Power of the Convertible Preferred Stock and Voting Parity Stock. Each share of Convertible Preferred Stock will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock. The respective voting powers of the Convertible Preferred Stock and all classes or series of Voting Parity Stock entitled to vote on any matter together as a single class will be determined (including for purposes of determining whether a plurality, majority or other applicable portion of votes has been obtained) in proportion to their respective liquidation amounts. Solely for purposes of the preceding sentence, the liquidation amount of the Convertible Preferred Stock or any such class or series of Voting Parity Stock will be the maximum amount payable in respect of the Convertible Preferred Stock or such class or series, as applicable, assuming the Company is liquidated pursuant to Section 6 on the record date for the applicable vote or consent (or, if there is no record date, on the date of such vote or consent).

(ii)           Written Consent in Lieu of Stockholder Meeting. A consent or affirmative vote of the Holders pursuant to Section 9(a) may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

Section 10.            Conversion.

(a)           Generally. Subject to the provisions of this Section 10, the Convertible Preferred Stock may be converted only pursuant to a Mandatory Conversion or an Optional Conversion.

(b)          Conversion at the Option of the Holders.

(i)            Conversion Right; When Shares May Be Submitted for Optional Conversion. Subject to the provisions of this Section 10, Holders will have the right to submit all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock pursuant to an Optional Conversion at any time after the date on which the Company has first held a meeting of its stockholders for the purpose of obtaining the Requisite Stockholder Approval; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations and in addition to any other requirements for Optional Conversion of such shares of Convertible Preferred Stock,

(1)               if a Change of Control Repurchase Notice is validly delivered pursuant to Section 8(f)(i) with respect to any share of Convertible Preferred Stock, then such share may not be submitted for Optional Conversion, except to the extent (A) such share is not subject to such notice; (B) such notice is withdrawn in accordance with Section 8(f)(iii); or (C) the Company fails to pay the Change of Control Repurchase Price for such share in accordance with this Certificate of Designations;

(2)               shares of Convertible Preferred Stock that are called for Redemption may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full); and

(3)               shares of Convertible Preferred Stock that are subject to Mandatory Conversion may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Mandatory Conversion Date.

(ii)           Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.

(c)           Mandatory Conversion at the Company’s Election.

(i)            Mandatory Conversion Right. Subject to the provisions of this Section 10, the Company has the right (the “Mandatory Conversion Right”), exercisable at its election, to designate any Business Day after the Initial Issue Date as a Conversion Date for the conversion (such a conversion, a “Mandatory Conversion”) of all, but not less than all, of the outstanding shares of Convertible Preferred Stock, but only if the Last Reported Sale Price per share of Common Stock exceeds the product of the Mandatory Conversion Threshold Price Percentage and the Conversion Price on each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Mandatory Conversion Notice Date for such Mandatory Conversion.

(ii)           Mandatory Conversion Prohibited in Certain Circumstances. The Company will not exercise its Mandatory Conversion Right, or otherwise send a Mandatory Conversion Notice, with respect to any Convertible Preferred Stock pursuant to this Section 10(c) unless (1) the Common Stock Liquidity Conditions are satisfied with respect to the Mandatory Conversion; and (2) either (x) the Requisite Stockholder Approval is obtained or (y) the Company has previously held one or more meetings of stockholders for the purposes of obtaining the Requisite Stockholder Approval and the Mandatory Conversion Date for such Mandatory Conversion occurs after the sixth (6th) Regular Dividend Payment Date. Notwithstanding anything to the contrary in this Section 10(c), the Company’s exercise of its Mandatory Conversion Right, and any related Mandatory Conversion Notice, will not apply to any share of Convertible Preferred Stock as to which a Change of Control Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(f).

(iii)          Mandatory Conversion Date. The Mandatory Conversion Date for any Mandatory Conversion will be a Business Day of the Company’s choosing that is no more than fifteen (15), nor less than ten (10), Business Days after the Mandatory Conversion Notice Date for such Mandatory Conversion.

(iv)          Mandatory Conversion Notice. To exercise its Mandatory Conversion Right with respect to any shares of Convertible Preferred Stock, the Company must send to each Holder of such shares a written notice of such exercise (a “Mandatory Conversion Notice”). Such Mandatory Conversion Notice must state:

(1)               that the Company has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of the shares;

(2)               the Mandatory Conversion Date for such Mandatory Conversion and the date scheduled for the settlement of such Mandatory Conversion;

(3)               that shares of Convertible Preferred Stock subject to Mandatory Conversion may be converted earlier at the option of the Holders thereof pursuant to an Optional Conversion at any time before the Close of Business on the Business Day immediately before the Mandatory Conversion Date; and

(4)               the Conversion Price and the Conversion Rate in effect on the Mandatory Conversion Notice Date for such Mandatory Conversion.

(d)           Conversion Procedures.

(i)            Mandatory Conversion. If the Company duly exercises, in accordance with this Section 10(c), its Mandatory Conversion Right with respect to any share of Convertible Preferred Stock, then (1) the Mandatory Conversion of such share will occur automatically and without the need for any action on the part of the Holder(s) thereof; and (2) the shares of Common Stock due upon such Mandatory Conversion will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion will be delivered to, the Holder(s) of such share of Convertible Preferred Stock as of the Close of Business on the related Mandatory Conversion Date.

(ii)           Requirements for Holders to Exercise Optional Conversion Right.

(1)               Generally. To convert any share of Convertible Preferred Stock pursuant to an Optional Conversion, the Holder of such share must (w) complete, manually sign and deliver to the Company a Conversion Notice; (x) deliver any Physical Certificate representing such Convertible Preferred Stock to the Company (at which time such Optional Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Company may require; and (z) if applicable, pay any documentary or other taxes as pursuant to Section 11(d).

(2)               Optional Conversion Permitted only During Business Hours. Convertible Preferred Stock may be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.

(iii)          No Adjustments for Accumulated Regular Dividends. Without limiting any adjustments to the Liquidation Preference required by this Certificate of Designations, the Conversion Rate will not be adjusted to account for any accumulated and unpaid Regular Dividends on any Convertible Preferred Stock being converted.

(iv)          When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(e)           Settlement upon Conversion.

(i)            Generally. Subject to Section 10(e)(ii), Section 10(e)(iii), Section 10(h) and Section 14(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Common Stock equal to the product of (A) the Conversion Rate in effect immediately before the Close of Business on the Conversion Date for such conversion; and (B) the quotient obtained by dividing (I) the sum of (x) the Liquidation Preference of such share of Convertible Preferred Stock immediately before the Close of Business on such Conversion Date; (y) an amount equal to accumulated and unpaid Regular Dividends on such share of Convertible Preferred Stock to, but excluding, such Conversion Date (but only to the extent such accumulated and unpaid Regular Dividends are not included in the Liquidation Preference referred to in the preceding clause (x)); and (z) the Dividend Make-Whole Amount for such conversion, by (II) the Initial Liquidation Preference per share of Convertible Preferred Stock.

(ii)           Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 14(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Company will, to the extent it is legally able to do so, pay cash based on the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii)          Company’s Right to Settle Optional Conversions in Cash. If any Convertible Preferred Stock is to be converted pursuant to an Optional Conversion, then the Company will have the right to settle such Optional Conversion of such Convertible Preferred Stock (or any portion thereof that represents a whole number of shares) solely in cash in an amount equal to the product of (1) the number of shares of Common Stock that would be issuable upon such Optional Conversion of such Convertible Preferred Stock (or such portion thereof), determined in accordance with this Section 10 but without regard to Section 10(e)(ii) or this Section 10(e)(iii)); and (2) the Last Reported Sale Price per share of Common Stock on the Conversion Date for such Optional Conversion. Such right can be exercised by Company solely by providing written notice to the Holder of such Convertible Preferred Stock no later than the Business Day after such Conversion Date, which notice states (x) that the Company has elected to cash settle such Optional Conversion; and (y) the number of shares of such Convertible Preferred Stock as to which such election is made. Once such written notice is so provided exercising such right, such exercise will be irrevocable with respect to such Optional Conversion (without affecting the Company’s right to exercise or not exercise such right with respect to any other Optional Conversion). Notwithstanding anything to the contrary in this Section 10(e)(iii), the Company will not be entitled to exercise its right to settle any Optional Conversion of Convertible Preferred Stock in cash pursuant to this Section 10(e)(iii) unless the Company has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the cash amounts that would be payable in respect of such election

(iv)          Delivery of Conversion Consideration. The Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.

(f)            Conversion Rate Adjustments.

(i)            Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(1)               Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 10(i) will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 10(f)(i)(1) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors, or any Officer acting pursuant to authority conferred by the Board of Directors, determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)               Degressive Issuances. Subject to Section 10(h), if, at any time during the period from, and including, the Initial Issue Date to, and including, the Degressive Issuance Sunset Date, the Company or any of its Subsidiaries issues or otherwise sells any shares of Common Stock, or any Equity-Linked Securities, in each case at an Effective Price per share of Common Stock that is less than the Conversion Price in effect (before giving effect to the adjustment required by this Section 10(f)(i)(2)) as of the date of the issuance or sale of such shares or Equity-Linked Securities (such an issuance or sale, a “Degressive Issuance”), then, effective as of the Close of Business on such date, the Conversion Rate will be increased to an amount equal to (x) the Initial Liquidation Preference per share of Convertible Preferred Stock, divided by (y) such Effective Price per share of Common Stock; provided, however, that (A) the Conversion Rate will not be adjusted pursuant to this Section 10(f)(i)(2) as a result of an Exempt Issuance; (B) the issuance of shares of Common Stock pursuant to any such Equity-Linked Securities will not constitute an additional issuance or sale of shares of Common Stock for purposes of this Section 10(f)(i)(2) (it being understood, for the avoidance of doubt, that the issuance or sale of such Equity-Linked Securities, or any re-pricing or amendment thereof, will be subject to this Section 10(f)(i)(2)); and (C) in no event will the Conversion Rate be decreased pursuant to this Section 10(f)(i)(2).

For purposes of this Section 10(f)(i)(2), any re-pricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any Equity-Linked Securities existing as of the Initial Issue Date) will be deemed to be the issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Conversion Rate.

(ii)           No Other Required Adjustments. Without limiting the operation of Sections 5(a)(ii)(1) and 10(e)(i), the Company will not be required to adjust the Conversion Rate except pursuant to Section 10(f)(i).

(iii)          Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 10(f)(i), the number of shares of Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(iv)          Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(v)           Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 10(f)(i), the Company will promptly send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Rate in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(g)          Voluntary Conversion Rate Increases.

(i)            Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (1) the Board of Directors determines that such increase is in the Company’s best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such increase is in effect for a period of at least twenty (20) Business Days; and (3) such increase is irrevocable during such period.

(ii)           Notice of Voluntary Increase. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 10(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 10(g)(i), the Company will send notice to each Holder of such increase to the Conversion Rate, the amount thereof and the period during which such increase will be in effect.

(iii)          Limitation on Voluntary Conversion Rate Increases. Notwithstanding anything in this Section 10(g) to the contrary, unless and until the Requisite Stockholder Approval is obtained, the Company may not increase the Conversion Rate pursuant to Section 10(g)(i) to the extent such increase would cause the Conversion Price to be less than $13.94 per share of Common Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock).

(h)           Restriction on Conversions and Certain Degressive Issuances.

(i)            Limitation on Conversion Right. Notwithstanding anything to the contrary in this Certificate of Designations, unless and until the Requisite Stockholder Approval is obtained, no shares of Common Stock will be issued or delivered upon conversion of any Convertible Preferred Stock of any Holder, and no Convertible Preferred Stock of any Holder will be convertible, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would result in such Holder or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owning in excess of nineteen and ninety-nine-one-hundredths percent (19.99%) of the then-outstanding Stockholder Voting Power (the restrictions set forth in this sentence, the “Ownership Limitation”). For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act.

Any purported delivery of shares of Common Stock upon conversion of the Convertible Preferred Stock will be void and have no effect to the extent, but only to the extent, that such delivery would result in any Holder becoming the beneficial owner of shares of Common Stock outstanding at such time in excess of the Ownership Limitation. For the avoidance of doubt, a Holder may effect an Optional Conversion, and the Company may, upon exercise of its Mandatory Conversion Right, force conversion of, a portion of such Holder’s Convertible Preferred Stock up to the Ownership Limitation, in each case subject to the other requirements of this Certificate of Designations applicable to such Optional Conversion or Mandatory Conversion, as applicable.

If any Conversion Consideration otherwise due upon the conversion of any Convertible Preferred Stock is not delivered as a result of the Ownership Limitation, then the Company’s obligation to deliver such Conversion Consideration will not be extinguished, and the Company will deliver such Conversion Consideration as soon as reasonably practicable after the Holder of such Convertible Preferred Stock provides written evidence satisfactory to the Company that such delivery will not contravene the Ownership Limitation. A Holder will provide such evidence as soon as reasonably practicable after its beneficial ownership is such that additional shares of Common Stock issuable upon conversion of Convertible Preferred Stock may be delivered without contravening the Ownership Limitation.

(ii)           Limitation of Adjustments for, and Prohibition of, Certain Degressive Issuances. Notwithstanding anything to the contrary in this Certificate of Designations, unless and until the Requisite Stockholder Approval is obtained, no adjustment will be made to the Conversion Rate pursuant to Section 10(f)(i)(2) to the extent, but only to the extent, such adjustment would cause the Conversion Price to be less than $13.94 per share of Common Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock). Unless and until the Requisite Stockholder Approval is obtained, the Company will not, without the prior written consent of Holders of a majority of the Convertible Preferred Stock then outstanding, effect any Degressive Issuance if the adjustment on account of such Degressive Issuance pursuant to Section 10(f)(i)(2) would be limited by the preceding sentence. If the Requisite Stockholder Approval is obtained at any time after any adjustment to the Conversion Rate is limited pursuant to the first sentence of this Section 10(h)(ii), then, effective as of the time such Requisite Stockholder Approval is obtained, the Conversion Rate will be adjusted to the Conversion Rate that would then be in effect assuming that the first sentence of this Section 10(h)(ii) had not applied to any prior adjustment to the Conversion Rate.

(iii)          Covenant to Seek the Requisite Stockholder Approval; Adjustment to Regular Dividend Rate. The Company will use its reasonable best efforts to obtain the Requisite Stockholder Approval, including by seeking such approval, if not previously obtained, at each future regular annual meeting of its stockholders and endorsing its approval in the related proxy materials. The Company will promptly notify the Holders if the Requisite Stockholder Approval is obtained. If the Requisite Stockholder Approval is not obtained on or before the Requisite Stockholder Approval Deadline Date, then the Regular Dividend Rate will be increased by one percent (1%), with such increase applying from, and including, the Requisite Stockholder Approval Deadline Date and continuing to apply to, but excluding, the date when the Requisite Stockholder Approval is first obtained, if at all.

(i)            Effect of Common Stock Change Event.

(i)            Generally. If there occurs any:

(1)               recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

(2)               consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3)               sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4)               other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations,

(A)       from and after the effective time of such Common Stock Change Event, (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 10 or in Section 11, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 10(c), each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definition of “Change of Control,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B)       for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii)           Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 10(i).

(iii)          Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Rate pursuant to Section 10(f)(i) in a manner consistent with this Section 10(i); and (2) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 10(i)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders.

(iv)          Notice of Common Stock Change Event. The Company will provide notice of each Common Stock Change Event to Holders no later than the effective date of the Common Stock Change Event.

Section 11.            Certain Provisions Relating to the Issuance of Common Stock.

(a)           Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Rate pursuant to Section 10(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b)           Reservation of Shares of Common Stock. The Company will reserve, out of its authorized, unreserved and not outstanding shares of Common Stock, for delivery upon conversion of the Convertible Preferred Stock, a number of shares of Common Stock that would be sufficient to settle the conversion of all shares of Convertible Preferred Stock then outstanding, if any. To the extent the Company delivers shares of Common Stock held in the Company’s treasury in settlement of any obligation under this Certificate of Designations to deliver shares of Common Stock, each reference in this Certificate of Designations to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery.

(c)           Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of on the Convertible Preferred Stock of any Holder will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

(d)          Taxes Upon Issuance of Common Stock. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

Section 12.            No Preemptive Rights. Without limiting the rights of any Holder set forth in this Certificate of Designations (including in connection with the issuance of Common Stock or Reference Property upon conversion of the Convertible Preferred Stock), the Convertible Preferred Stock will not have any preemptive rights to subscribe for or purchase any of the Company’s securities.

Section 13.           Tax Treatment. Notwithstanding anything to the contrary in this Certificate of Designations, for U.S. federal and other applicable state and local income tax purposes, it is intended that (a) the Convertible Preferred Stock will not be treated as “preferred stock” within the meaning of Section 305(b)(4) of Code and Treasury Regulations Section 1.305-5(a); and (b) no Holder will be required to include in income any amounts in respect of the Convertible Preferred Stock by operation of Section 305(b) or (c) of the Code. The Company will, and will cause its Subsidiaries and agents to, report consistently with, and take no positions or actions inconsistent with, the foregoing treatment (including by way of withholding) unless otherwise required by a determination within the meaning of Section 1313(a) of the Code. The Company will not, and will not cause or permit any of its Subsidiaries to, issue any securities or otherwise take any action that could reasonably be expected to affect the treatment described in clause (b).

Section 14.            Calculations.

(a)               Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Convertible Preferred Stock, including determinations of the Conversion Rate, the Last Reported Sale Prices and accumulated Regular Dividends on the Convertible Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

(b)               Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.

Section 15.            Notices. The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing and delivered personally, by facsimile or e-mail (with confirmation of receipt from the recipient, in the case of e-mail), or sent by a nationally recognized overnight courier service to the Holders’ respective addresses shown on the Register. Notwithstanding anything in the Certificate of Designations to the contrary, any defect in the delivery of any such notice or communication will not impair or affect the validity of such notice or communication and the failure to give any such notice or communication to all the Holders will not impair or affect the validity of such notice or communication to whom such notice is sent.

Section 16.            Legally Available Funds. Without limiting the rights of any Holder (including pursuant to Section 6), if the Company does not have sufficient funds legally available to fully pay any cash amount otherwise due on the Convertible Preferred Stock, then the Company will pay the deficiency promptly after funds thereafter become legally available therefor.

Section 17.            No Other Rights. The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable law.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed as of the date first written above.

EVO Payments, Inc.

By:
	Name:	James G. Kelly
	Title:	Chief Executive Officer

[Signature Page to Certificate of Designations]

EXHIBIT A

FORM OF CONVERTIBLE PREFERRED STOCK

[Insert Restricted Stock Legend, if applicable]

EVO Payments, Inc.

Series A Convertible Preferred Stock

Certificate No. [        ]

EVO Payments, Inc., a Delaware corporation (the “Company”), certifies that [___] is the registered owner of [___] shares of the Company’s Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) represented by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Certificate of Designations of the Company establishing the Convertible Preferred Stock (the “Certificate of Designations”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, EVO Payments, Inc. has caused this instrument to be duly executed as of the date set forth below.

EVO Payments, Inc.

Date:	By:
Name:
Title:

Date:	By:
Name:
Title:

TRANSFER AGENT’S COUNTERSIGNATURE

[legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate represents shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Date:	By:
Authorized Signatory

EVO PAYMENTS, INC.

Series A Convertible Preferred Stock

This Certificate represents duly authorized, issued and outstanding shares of Convertible Preferred Stock. Certain terms of the Convertible Preferred Stock are summarized below. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designations or the Certificate of Incorporation, the provisions of the of the Certificate of Designations or the Certificate of Incorporation, as applicable, will control.

1.                  Method of Payment. Cash amounts due on the Convertible Preferred Stock represented by this Certificate will be paid in the manner set forth in Section 3(d) of the Certificate of Designations.

2.                  Persons Deemed Owners. The Person in whose name this Certificate is registered will be treated as the owner of the Convertible Preferred Stock represented by this Certificate for all purposes, subject to Section 3(k) of the Certificate of Designations.

3.                  Denominations; Transfers and Exchanges. All shares of Convertible Preferred Stock will be in registered form an in denominations equal to any whole number of shares. Subject to the terms of the Certificate of Designations, the Holder of the Convertible Preferred Stock represented by this Certificate may transfer or exchange this Convertible Preferred Stock by presenting this Certificate to the Company and delivering any required documentation or other materials.

4.                  Dividends. Dividends on the Convertible Preferred Stock will accumulate and will be paid in the manner, and subject to the terms, set forth in Section 5 of the Certificate of Designations.

5.                  Liquidation Preference. The Liquidation Preference per share of Convertible Preferred Stock is initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock; provided, however, that the Liquidation Preference is subject to adjustment pursuant to Section 5(a)(ii)(1) of the Certificate of Designations. The rights of Holders upon the Company’s liquidation, dissolution or winding up are set forth in Section 6 of the Certificate of Designations.

6.                  Right of the Company to Redeem the Convertible Preferred Stock. The Company will have the right to redeem the Convertible Preferred Stock in the manner, and subject to the terms, set forth in Section 7 of the Certificate of Designations.

7.                  Voting Rights. Holders of the Convertible Preferred Stock have the voting rights set forth in Section 9 of the Certificate of Designations.

8.                  Conversion. The Convertible Preferred Stock will be convertible into Conversion Consideration in the manner, and subject to the terms, set forth in Section 10 of the Certificate of Designations.

9.                  Countersignature. The Convertible Preferred Stock represented by this Certificate will not be valid until this Certificate is countersigned by the Transfer Agent.

10.                Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Certificate of Designations, which the Company will provide to any Holder at no charge, please send a written request to the following address:

EVO Payments, Inc.

Ten Glenlake Parkway

South Tower, Suite 950

Atlanta, Georgia 30328

Attention: Chief Financial Officer

CONVERSION NOTICE

EVO PAYMENTS, INC.

Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one):

☐	all of the shares of Convertible Preferred Stock

☐	* shares of Convertible Preferred Stock

identified by Certificate No.                      .

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

*	Must be a whole number.

CHANGE OF CONTROL REPURCHASE NOTICE

EVO PAYMENTS, INC.

Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Change of Control Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below is exercising its Change of Control Repurchase Right with respect to (check one):

☐	all of the shares of Convertible Preferred Stock

☐	[1] shares of Convertible Preferred Stock

identified by Certificate No.                      .

The undersigned acknowledges that Certificate identified above, duly endorsed for transfer, must be delivered to the Company before the Change of Control Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

[1]	Must be a whole number.

EXHIBIT B

FORM OF RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

 B-1

EXHIBIT B

Form of Support Agreement

acknowledgment and support agreement

[_______________], 2020

Madison Dearborn Partners

70 W. Madison St. #4600

Chicago, IL 60602

Re:       Acknowledgment and Support Agreement

Reference is made to that certain Investment Agreement, dated as of March 29, 2020 (the “Investment Agreement”), by and among Madison Dearborn Capital Partners VI-A, L.P., a Delaware limited partnership, Madison Dearborn Capital Partners VI Executive-A, L.P., a Delaware limited partnership and Madison Dearborn Capital Partners VI-C, L.P., a Delaware limited partnership (each, a “Purchaser” and collectively, “Purchasers”), and EVO Payments, Inc., a Delaware corporation (the “Company”), pursuant to which the Company will issue and sell, and the Purchasers will purchase, 152,250 shares (the “Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Investment Agreement.

As of the date hereof, the undersigned (“Stockholder”) is the record or beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which meaning will apply for all purposes of this Acknowledgment and Support Agreement (this “Support Agreement”) whenever the term “beneficial owner” or “beneficially own” is used) of the number of shares of common stock, par value $0.0001 per share of the Company (the “Company Common Stock”), set forth below Stockholder’s name on the signature page hereto (all shares of Company Common Stock for which Stockholder is or becomes the record or beneficial owner prior to the termination of this Support Agreement being referred to herein as the “Covered Shares” ).

Stockholder acknowledges and agrees that the execution of this Support Agreement and its delivery to each Purchaser by Stockholder is a material inducement to each Purchaser to enter into the Investment Agreement and purchase the Shares. Stockholder hereby acknowledges and agrees to the following:

1.	Stockholder Vote.

(a)	At any meeting of the stockholders of the Company, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought (including any written consent of such stockholders) (each, a “Company Stockholders Meeting or Consent”), Stockholder shall, and shall cause any other holder of record of the Covered Shares to, (i) appear at each such meeting (if applicable) or otherwise cause all Covered Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all Covered Shares:

(i)	in favor of the removal of the Ownership Limitation (as such term is defined in the Certificate of Designations) (the “Stockholder Approval”),

(ii)	in favor of any other matter considered at any Company Stockholders Meeting or Consent which the Board of Directors of the Company has determined is necessary or appropriate in connection with the Stockholder Approval,

(iii)	in favor of any adjournment or postponement recommended by the Company in order to obtain the Stockholder Approval, and

(iv)	against any shareholder proposal that does or would oppose, impede, frustrate, prevent or nullify the Stockholder Approval, any provision of this Support Agreement or any matter that is proposed in furtherance thereof.

2.	Irrevocable Proxy.

(a)	SOLELY IN THE EVENT OF A FAILURE BY STOCKHOLDER TO ACT IN ACCORDANCE WITH SUCH STOCKHOLDER’S OBLIGATIONS AS TO VOTING PURSUANT TO SECTION 1.1(A), UNTIL SUCH TIME AS THE STOCKHOLDER APPROVAL HAS BEEN OBTAINED (THE “TERMINATION TIME”), STOCKHOLDER HEREBY IRREVOCABLY (UNTIL THE TERMINATION TIME) GRANTS TO AND APPOINTS PURCHASERS SUCH STOCKHOLDER’S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION), FOR AND IN THE NAME, PLACE AND STEAD OF STOCKHOLDER, TO REPRESENT, VOTE AND OTHERWISE ACT (BY VOTING AT ANY MEETING OF COMPANY STOCKHOLDERS, BY WRITTEN CONSENT IN LIEU THEREOF OR OTHERWISE) WITH RESPECT TO THE COVERED SHARES REGARDING THE MATTERS REFERRED TO IN SECTION 1.1(A) UNTIL THE TERMINATION TIME, TO THE SAME EXTENT AND WITH THE SAME EFFECT AS STOCKHOLDER MIGHT OR COULD DO UNDER APPLICABLE LAW, RULES AND REGULATIONS; provided however, that Stockholder’s grant of the proxy contemplated by Section 1.1(A) shall be effective if, and only if, Stockholder has not delivered to PurchaserS at least ten days prior to the meeting at which any of the matters described in Section 1.1(A) is to be considered a duly executed proxy card OR CONSENT previously approved by PurchaserS directing that the Covered Shares of Stockholder be voted in accordance with Section 1.1(A). THE PROXY GRANTED PURSUANT TO THIS SECTION 2(A) IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION TIME. UNTIL THE TERMINATION TIME, STOCKHOLDER WILL TAKE SUCH FURTHER ACTION AND WILL EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY. STOCKHOLDER HEREBY REVOKES ANY AND ALL PREVIOUS PROXIES OR POWERS OF ATTORNEY GRANTED WITH RESPECT TO ANY OF THE COVERED SHARES THAT MAY HAVE HERETOFORE BEEN APPOINTED OR GRANTED WITH RESPECT TO THE MATTERS REFERRED TO IN THIS SECTION 2(A), AND PRIOR TO THE TERMINATION TIME NO SUBSEQUENT PROXY (WHETHER REVOCABLE OR IRREVOCABLE) OR POWER OF ATTORNEY SHALL BE GIVEN BY STOCKHOLDER. NOTWITHSTANDING THE FOREGOING, THIS PROXY SHALL TERMINATE UPON TERMINATION OF THIS SUPPORT AGREEMENT IN ACCORDANCE WITH ITS TERMS.

3.	No Inconsistent Arrangements. Until the Termination Time, Stockholder shall not, directly or indirectly, (a) transfer, sell, assign, gift, hedge, pledge, tender or otherwise dispose of, create or permit to exist any Lien on, or grant any proxy, power of attorney or other authorization in respect of (collectively, “Transfer”), or enter into any contract or other arrangement with respect to any Transfer of, the Covered Shares or any interest therein, (b) deposit or permit the deposit of the Covered Shares into a voting trust or enter into a tender, support, voting or similar agreement or arrangement with respect to the Covered Shares or (c) otherwise take any action with respect to any of the Covered Shares that would restrict, limit or interfere with the performance of any of Stockholder’s obligations under this Support Agreement or otherwise make any representation or warranty of Stockholder contained herein untrue or incorrect. Notwithstanding the foregoing, Stockholder may make Transfers of Covered Shares (A) by will or for other bona fide estate planning purposes, or (B) to any of its Affiliates, in each case, only so long as the Covered Shares shall continue to be bound by this Support Agreement and provided that each transferee thereof agrees in a writing reasonably acceptable to each Purchaser to be bound by the terms and conditions of this Support Agreement.

4.	Representations and Warranties of Stockholder.

(a)	Stockholder hereby represents and warrants to Purchasers as follows:

(i)	If Stockholder is an entity or trust, such Stockholder is duly constituted, validly existing and in good standing under the laws of its jurisdiction of formation, if applicable, with full power, capacity and authority to own the Covered Shares.

(ii)	Stockholder owns beneficially and of record the Covered Shares, free and clear of all Liens or other restrictions on the right to vote the Covered Shares, except as provided hereunder.

(iii)	Stockholder has full voting power with respect to the Covered Shares, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Support Agreement, in each case, with respect to all of the Covered Shares. None of the Covered Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Covered Shares with respect to the matters contemplated herein.

(iv)	The execution, delivery and performance by Stockholder of this Support Agreement do not and will not (a) contravene, conflict with or result in any violation or breach of any Organizational Document of Stockholder, if applicable, (b) result in the creation of any Lien on the Covered Shares, or (c) violate, conflict with, result in any material breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or result in or give to others any material rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the Covered Shares pursuant to, any contract to which Stockholder is a party or by which any of the Covered Shares is bound.

5.	Miscellaneous.

(a)	This Support Agreement shall be governed by, and construed in accordance with, the Laws of the state of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware. Any dispute relating hereto shall be heard first in the Delaware Court of Chancery, and, if applicable, in any state or federal court located in of Delaware in which appeal from the Court of Chancery may validly be taken under the laws of the State of Delaware (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Support Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Support Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the state of Delaware, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court. Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS SUPPORT AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS SUPPORT AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(b)	This Support Agreement may be amended only by an instrument in writing signed by each Purchaser and Stockholder.

(c)	Stockholder may not assign this Support Agreement by operation of law or otherwise without the prior written consent of each Purchaser. Subject to the foregoing, this Support Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assigns.

(d)	This Support Agreement, and any amendments hereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. Neither party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense. This Support Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on each party hereto.

(e)	Neither party hereto shall be deemed to have waived any claim arising out of this Support Agreement, or any power, right, privilege or remedy under this Support Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. No failure on the part of either party to exercise any power, right, privilege or remedy under this Support Agreement, and no delay on the part of either party in exercising any power, right, privilege or remedy under this Support Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(f)	Nothing in this Support Agreement, expressed or implied, shall amend, modify, alter or change any of the terms of, or any of the parties’ rights or obligations under, the Investment Agreement

* * * * *

IN WITNESS WHEREOF, the parties have executed this Acknowledgement and Support Agreement as of the date first written above.

STOCKHOLDER:

By:
Name:

Number of Shares of Company Common Stock Beneficially Owned:

Class A:
Class B:
Class C:
Class D:

Signature Page to Acknowledgment and Support Agreement

Acknowledged and agreed, as of the date first written above, by:

MADISON DEARBORN CAPITAL PARTNERS VI-A, L.P.

By:	Madison Dearborn Partners VI-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:
Name: Vahe A. Dombalagian
Its: Managing Director

MADISON DEARBORN CAPITAL PARTNERS VI- C, L.P.

By:	Madison Dearborn Partners VI-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:
Name: Vahe A. Dombalagian
Its: Managing Director

MADISON DEARBORN CAPITAL PARTNERS VI EXECUTIVE-A, L.P.

By:	Madison Dearborn Partners VI-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:
Name: Vahe A. Dombalagian
Its: Managing Director

Signature Page to Acknowledgment and Support Agreement

EXHIBIT C

Form of Amended and Restated Director Nomination Agreement

AMENDED & RESTATED DIRECTOR NOMINATION AGREEMENT

This Amended & Restated Director Nomination Agreement (this “Agreement”) is made on [ • ], 2020 (the “Effective Date”), by and among EVO Payments, Inc., a Delaware corporation (the “Company”), Madison Dearborn Partners, LLC, Madison Dearborn Partners VI-A&C, L.P., Madison Dearborn Capital Partners VI-C, L.P., Madison Dearborn Partners VI-B, L.P., Madison Dearborn Capital Partners VI-B, L.P., Madison Dearborn Capital Partners VI Executive-B, L.P., MDCP VI-C Cardservices Splitter, L.P., MDCP Cardservices LLC MDCP VI-C Cardservices Blocker Corp. (collectively, the “Existing MDP Parties”), Madison Dearborn Capital Partners VI-A, L.P. and Madison Dearborn Capital Partners VI Executive-A, L.P. (collectively, “New MDP Parties” and together with the Existing MDP Parties, “MDP”).

RECITALS

WHEREAS, the Company and the Existing MDP Parties entered into that certain Director Nomination Agreement, dated as of May 22, 2018 and effective as of May 25, 2018 (the “Prior Agreement”);

WHEREAS, the Company and the Existing MDP Parties desire to amend and restate the Prior Agreement to, among other items, memorialize certain matters made in connection with the purchase of shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, by the New MDP Parties and certain of the Existing MDP Parties and to permit MDP to designate up to two persons for nomination for election to the board of directors of the Company (the “Board”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Prior Agreement as follows:

Article I
DEFINITIONS

Section 1.01        Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the specified Person; provided that the Company and any Person Controlled by the Company shall not be considered to be an Affiliate of MDP for any purpose under this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Antitrust Clearance Date” has the meaning set forth in the Certificate of Designations.

“Beneficial Owner” means, with respect to a security, a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security, or (b) investment power, which includes the power to dispose, or to direct the disposition of, such security. The term “Beneficially Own” shall have a correlative meaning.

“Board” has the meaning set forth in the Recitals.

“Bylaws” means the Amended and Restated Bylaws of the Company, as amended or restated from time to time.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended or restated from time to time.

“Certificate of Designations” means the Series A Convertible Preferred Stock Certificate of Designations of the Company, as amended or restated from time to time.

“Company” has the meaning set forth in the Preamble.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled by” and “under common Control with” shall have correlative meanings.

“Effective Date” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934.

“Existing MDP Parties” has the meaning set forth in the Preamble.

“MDP” has the meaning set forth in the Preamble.

“MDP Designated Directors” has the meaning set forth in Section 2.02(a).

“New MDP Parties” has the meaning set forth in the Preamble.

“Ownership Limitation” has the meaning set forth in the Certificate of Designations.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Proceeding” has the meaning set forth in Section 4.07.

“Securities Exchange” means the national securities exchange on which the Company’s Class A common stock, par value $0.0001 per share, is then listed.

“Selected Courts” has the meaning set forth in Section 4.07.

“Termination Date” means the date of the expiration of the then-current term of the MDP Designated Director (or such person’s successor designee appointed under Section 2.02(e)) with the longest term remaining that expires after the date when the Voting Percentage of MDP and its Affiliates is less than 5% for the first time following the Effective Date.

“Voting Percentage” means, with respect to any Person, the percentage voting power in the general election of directors of the Company represented by all shares of Voting Stock Beneficially Owned by such Person; provided, that at all times and for all purposes hereof, the Voting Percentage of MDP and its Affiliates shall be determined assuming that (a) the Antitrust Clearance Date has occurred and (b) the Ownership Limitation has been removed, and therefore (for purposes of this definition) MDP and such Affiliates shall be treated as having the right to vote any shares of Series A Convertible Preferred Stock held thereby.

“Voting Stock” means the Class A common stock, Class B common stock, Class C common stock, Class D common stock and Series A Convertible Preferred Stock, each with par value $0.0001 per share, of the Company, as well as any other class or series of capital stock of the Company entitled to vote generally in the election of directors to the Board.

Section 1.02        Other Definitional and Interpretive Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References in the singular or to “him,” “her,” “it,” “itself” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be. References to the Preamble, Recitals, Articles and Sections shall refer to the Preamble, Recitals, Articles and Sections of this Agreement, unless otherwise specified. The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to “include,” “includes” and “including” in this Agreement shall be deemed to be followed by the words “without limitation,” whether or not so specified. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted.

Article II
NOMINATION RIGHTS

Section 2.01        Number of Directors. Except as required by applicable law or the listing standards of the Securities Exchange, from and after the Effective Date until the Termination Date, the Company shall not, without the prior written consent of MDP, take any action to (i) increase the number of directors on the Board to more than nine directors, (ii) alter, remove or amend the classification of the Board into three groups of directors with staggered three-year terms or (iii) amend the Bylaws to provide for a voting standard in the election of directors other than plurality voting.

Section 2.02        Board Nominees.

(a)               Subject to the terms and conditions of this Agreement, from and after the Effective Date until the Termination Date, at every meeting of the Board, or a committee thereof, at which directors of the Company are appointed by the Board or are nominated to stand for election by stockholders of the Company, MDP shall have the right to nominate for election to the Board (the “MDP Designated Directors”):

(i)                 two nominees until the first time when the Voting Percentage of MDP and its Affiliates is less than 15%, one of whom shall be a Group II director and the other of whom shall be a Group III director under the Certificate of Incorporation as designated by MDP; and

(ii)              one nominee until the first time when the Voting Percentage of MDP and its Affiliates is less than 5%, who shall be either a Group II director or a Group III director under the Certificate of Incorporation;

provided that no reduction in the Voting Percentage of MDP and its Affiliates shall shorten the term of any director serving on the Board. The initial MDP Designated Directors as of the Effective Date are Vahe A. Dombalagian (who has been named as a Group III director) and Matthew W. Raino (who has been named as a Group II director).

(b)               Subject to Section 2.02(c), the Company shall take all actions (to the extent such actions are permitted by applicable law) to (i) include each MDP Designated Director in the slate of director nominees for election by the Company’s stockholders and (ii) include each MDP Designated Director in the proxy statement prepared by the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Board with respect to the election of members of the Board.

(c)               The Company’s obligations pursuant to Section 2.02(b) shall be subject to each MDP Designated Director providing, fully and completely, (i) any information that is required to be disclosed in any filing or report under the listing standards of the Securities Exchange and applicable law, (ii) any information that is required in connection with determining the independence status of the MDP Designated Directors under the listing standards of the Securities Exchange and applicable law, and (iii) if required by applicable law, such individual’s written consent to being named in a proxy statement as a nominee and to serving as director if elected.

(d)               If an MDP Designated Director is not appointed, nominated or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a nominee or for other reason, (i) MDP shall be entitled to designate another nominee and shall do so as promptly as practicable following the failure of such MDP Designated Director to be appointed, nominated or elected to the Board and (ii) the director position for which the original MDP Designated Director was nominated shall not be filled pending such designation.

(e)               If a vacancy occurs because of the death, disability, disqualification, resignation or removal of a MDP Designated Director or for any other reason, MDP shall be entitled to designate such person’s successor (regardless of the Voting Percentage held by MDP at the time of such replacement designation), and the Board shall promptly fill the vacancy with such successor, it being understood that any such successor designee shall serve the remainder of the term of the MDP Designated Director whom such designee replaces. MDP shall designate a successor pursuant to this Section 2.02(e) as promptly as practicable following any such vacancy.

Section 2.03        Compensation; Reimbursement of Expenses. The Company shall reimburse each MDP Designated Director for all reasonable and documented out-of-pocket expenses properly incurred in connection with such MDP Designated Director’s participation in the meetings of the Board or any committee of the Board and all functions and duties as a member of the Board, including all reasonable and documented travel, lodging and meal expenses, in each case to the same extent as the Company reimburses the other non-executive members of the Board for such expenses.

Section 2.04        Indemnification, Exculpation and Insurance.

(a)               The Company shall maintain in effect at all times directors’ and officers’ indemnity insurance covering the MDP Designated Directors to the same extent and on the same terms as any directors’ and officers’ indemnity insurance maintained by the Company with respect to the other non-executive members of the Board. Any directors’ and officers’ indemnity insurance shall be secondary to any insurance coverage for any of the MDP Designated Directors maintained by MDP.

(b)               The Company shall not amend or alter any right to indemnification, exculpation or the advancement of expenses covering or benefiting any MDP Designated Director contained in the Certificate of Incorporation or Bylaws as in effect on the Effective Date without the prior written consent of the MDP, except to the extent (i) required by applicable law or the listing standards of the Securities Exchange (and in such cases, in accordance with the Certificate of Incorporation or the Bylaws) or (ii) such amendment or alteration provides a broader right to indemnification, exculpation or advancement of expenses than those previously contained in the Certificate of Incorporation or Bylaws, as applicable.

Section 2.05        Corporate Policies. Except as otherwise provided in the Certificate of Incorporation, MDP acknowledges that each MDP Designated Director will be subject to all applicable corporate governance, conflict of interest, confidentiality, stock ownership and insider trading policies and guidelines of the Company, each as approved by the Board from time to time to the extent such policies and guidelines are applicable to all non-executive directors. Notwithstanding the foregoing, no confidentiality policy shall preclude any MDP Designated Director that is an employee of MDP or its Affiliates from sharing information with MDP (but not MDP’s portfolio companies); provided that MDP maintains the confidentiality of such information.

Article III
EFFECTIVENESS AND TERMINATION

Section 3.01        Termination. This Agreement and all rights and obligations hereunder shall terminate upon the earlier to occur of (a) the Termination Date and (b) the delivery of written notice to the Company by MDP terminating this Agreement.

Article IV
MISCELLANEOUS

Section 4.01        Notices. All notices, requests, consents and other communications hereunder to any party shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier or mailed by registered or certified mail to such party at the address set forth below, or sent by e-mail transmission (or such other address or contact information as shall be specified by like notice):

(a)               if to the Company, to:

EVO Payments, Inc.

Ten Glenlake Parkway

South Tower, Suite 950

Atlanta, Georgia 30328

Attention: Steven J. de Groot

Executive Vice President and General Counsel

E-mail: Steve.deGroot@evopayments.com

with a copy which shall not constitute notice to:

King & Spalding LLP

1180 Peachtree Street

Atlanta, Georgia 30309

Attention: Keith M. Townsend, Zachary L. Cochran and Robert Leclerc

Email: ktownsend@kslaw.com, zcochran@kslaw.com and rleclerc@kslaw.com

(b)               if to MDP or any MDP Designated Director, to:

c/o Madison Dearborn Partners, LLC

70 W. Madison St.

Suite 4600

Chicago, Illinois 60602

Attention: Vahe A. Dombalagian

Email: vdombalagian@mdcp.com

with a copy which shall not constitute notice to:

Latham & Watkins LLP

330 N. Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Attention: Neal J. Reenan, Greg Rodgers and Jonathan P. Solomon

Emails: neal.reenan@lw.com, greg.rodgers@lw.com and jonathan.solomon@lw.com

Notices will be deemed to have been given hereunder when personally delivered or when receipt of e-mail has been acknowledged by non-automated response, one calendar day after deposit with a nationally recognized overnight courier and five calendar days after deposit in U.S. mail.

Section 4.02        Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.03        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.

Section 4.04        Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

Section 4.05        Further Assurances.  Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

Section 4.07        Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 4.08        Consent To Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, each of the parties hereto hereby irrevocably (a) submits to the non-exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or MDP at their respective addresses referred to in Section 4.01 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 4.09        Amendments; Waivers.

(a)               No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and MDP, or, in the case of a waiver, by each of the parties against whom the waiver is to be effective.

(b)               No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.10 Assignment

Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided that MDP may assign this Agreement to any of its Affiliates without the Company’s prior written consent.

This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 4.11 Effect on Prior Agreement

Upon the execution and delivery of this Agreement by the Company and each of the Existing MDP Parties, the Prior Agreement shall automatically terminate and be of no further force and effect and shall be superseded in its entirety by this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

EVO PAYMENTS, INC.

By:
Name: Steven J. de Groot
Title: Executive Vice President, General Counsel and Secretary

[Signature Page to Amended and Restated Director Nomination Agreement]

MADISON DEARBORN PARTNERS, LLC

By:
Name: Vahe A. Dombalagian
Its: Managing Director

MADISON DEARBORN PARTNERS VI-A&C, L.P.

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:
Name: Vahe A. Dombalagian
Its: Managing Director

MADISON DEARBORN CAPITAL PARTNERS VI- C, L.P.

By:	Madison Dearborn Partners VI-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:
Name: Vahe A. Dombalagian
Its: Managing Director

MADISON DEARBORN PARTNERS VI-B, L.P.

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:
Name: Vahe A. Dombalagian
Its: Managing Director

[Signature Page to Amended and Restated Director Nomination Agreement]

MDCP VI-C CARDSERVICES BLOCKER CORP.

By:
Name: Vahe A. Dombalagian
Its: Managing Director

MADISON DEARBORN CAPITAL PARTNERS VI-B, L.P.

By:	Madison Dearborn Partners VI-B, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:
Name: Vahe A. Dombalagian
Its: Managing Director

MADISON DEARBORN CAPITAL PARTNERS VI EXECUTIVE-B, L.P.

By:	Madison Dearborn Partners VI-B, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:
Name: Vahe A. Dombalagian
Its: Managing Director

[Signature Page to Amended and Restated Director Nomination Agreement]

MDCP IV-C CARDSERVICES SPLITTER, L.P.

By:	Madison Dearborn Partners VI-B, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:
Name: Vahe A. Dombalagian
Its: Managing Director

MDCP CARDSERVICES, LLC

By:	Madison Dearborn Capital Partners VI-B, L.P.
Its:	Controlling Member

By:	Madison Dearborn Partners VI-B, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:
Name: Vahe A. Dombalagian
Its: Managing Director

[Signature Page to Amended and Restated Director Nomination Agreement]

MADISON DEARBORN CAPITAL PARTNERS VI-A, L.P.

By:	Madison Dearborn Partners VI-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:
Name: Vahe A. Dombalagian
Its: Managing Director

MADISON DEARBORN CAPITAL PARTNERS VI EXECUTIVE-A, L.P.

By:	Madison Dearborn Partners VI-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:
Name: Vahe A. Dombalagian
Its: Managing Director

[Signature Page to Amended and Restated Director Nomination Agreement]